Exhibit 99.3

PRO FORMA VALUATION UPDATE REPORT

MADISON COUNTY FINANCIAL, INC.
Madison, Nebraska

PROPOSED HOLDING COMPANY FOR:
MADISON COUNTY BANK
Madison, Nebraska

Dated As Of:
May 25, 2012
________________________________________

Prepared By:

RP® Financial, LC.
1100 North Glebe Road
Suite 600
Arlington, Virginia  22201
________________________________________

May 25, 2012

Boards of Directors
Madison County Holding Company, MHC
Madison County Financial Corporation
Madison County Bank
111 West Third Street
Madison, Nebraska  68748

Members of the Boards of Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion described below.

This updated appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) and reissued by the Office of the Comptroller Currency (“OCC”), and  applicable interpretations thereof.  Such Valuation Guidelines are relied upon by the Federal Reserve Board (“FRB”) and the Federal Deposit Insurance Corporation (“FDIC”) in the absence of separate written valuation guidelines.  Our original appraisal report, dated March 23, 2012 (the “Original Appraisal”) is incorporated herein by reference.  As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On January 17, 2012, as amended on April 16, 2012, the Board of Directors of Madison County Holding Company, MHC, Madison, Nebraska (the “MHC”), a mutual holding company that owns all of the outstanding shares of common stock of Madison County Financial Corporation (the “Corporation”), adopted the plan of conversion and reorganization, whereby the MHC will convert to stock form.  As a result of the conversion, the Corporation, which currently owns all of the issued and outstanding common stock of Madison County Bank, will be succeeded by a Maryland corporation with the name of Madison County Financial, Inc. (“Madison County Financial” or the “Company”). Following the conversion, the MHC will no longer exist.  For purposes of this document, the existing consolidated entity will hereinafter be referred to as Madison County Financial or the Company.

Madison County Financial will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans including Madison County Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable federal regulatory guidelines governing mutual-to-stock conversions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and/or a syndicated community offering.  A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of Madison County Bank and the balance of the net proceeds will be retained by the Company.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Boards of Directors
May 25, 2012

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company.  In the future, Madison County Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

This updated appraisal reflects the following noteworthy items:  (1) a review of recent developments in Madison County Financial’s financial condition, including financial data through March 31, 2012; (2) an updated comparison of Madison County Financial’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (3) a review of stock market conditions since the date of the Original Appraisal.

The estimated pro forma market value is defined as the price at which Madison County Financial’s common stock, immediately upon completion of the public stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.  Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.  RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.  RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations

1.           Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended December 31, 2011 and updated financial information through March 31, 2012.  Madison County Financial’s assets decreased by $6.0 million or 2.5% from December 31, 2012 to March 31, 2012.  Most of the decrease in assets consisted of loans, which was partially offset by an increase in cash and investments.  Overall, cash and investments (inclusive of FHLB stock) increased from $34.4 million or 14.4% of assets at December 31, 2011 to $46.6 million or 20.0% of assets at March 31, 2012.  Loans receivable decreased from $189.0 million or 79.2% of assets at December 31, 2011 to $172.6 million or 74.2% of assets at March 31, 2012, while the balances for bank-owned life insurance and loans held for sale were respectively slightly higher and lower during the quarter.

Boards of Directors
May 25, 2012

Table 1
Madison County Financial, Inc.
Recent Financial Data

	At December 31, 2011		At March 31, 2012
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)

Balance Sheet Data
Total assets	$238,668	100.00%	$232,635	100.00%
Cash, cash equivalents	6,457	2.71	15,448	6.64
Investment securities/CDs	25,880	10.84	29,142	12.53
Loans held for sale	621	0.26	582	0.25
Loans receivable, net	188,953	79.17	172,644	74.21
FHLB stock	2,037	0.85	2,045	0.88
Bank-owned life insurance	4,444	1.86	4,482	1.93
Deposits	179,211	75.09	191,575	82.35
Borrowings	26,900	11.27	6,600	2.84
Total equity	30,131	12.62	31,251	13.43

	12 Months Ended December 31, 2011		12 Months Ended March 31, 2012
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest income	$11,657	5.23%	$11,921	5.22%
Interest expense	(2,217)	(0.99)	(2,087)	(0.91)
Net interest income	9,440	4.23	9,834	4.31
Provisions for loan losses	(680)	(0.31)	(700)	(0.31)
Net interest income after prov.	8,760	3.93	9,134	4.00

Non-interest operating income	1,189	0.53	1,199	0.53
Gain on sale of investments	9	0.00	27	0.01
Gain on sale of loans	300	0.13	412	0.18
Non-interest operating expense	(5,378)	(2.41)	(5,474)	(2.40)
Income before income tax expense	4,880	2.19	5,298	2.32
Income taxes	(1,431)	(0.64)	(1,565)	(0.69)
Net income	$3,449	1.55%	$3,733	1.63%

Sources:	Madison County Financial’s prospectus, audited and unaudited financial statements, and RP Financial calculations.

Boards of Directors
May 25, 2012

Updated credit quality measures remained favorably low for non-performing assets.  Madison County Financial’s non-performing assets increased from $240,000 or 0.10% of assets at December 31, 2011 to $265,000 or 0.11% of assets at March 31, 2012.  An increase in loans past due 90 days or more and still accruing accounted for the increase in the non-performing loan balance, which was partially offset by a decrease in non-accruing loans.  As of March 31, 2012, non-performing assets consisted of $97,000 of loans past due 90 days or more and still accruing and 168,000 of non-accruing loans.

The Company’s interest-bearing funding composition showed an increase in deposits during the first quarter of 2012, which, along with asset shrinkage, funded a reduction in borrowings.  Deposits increased from $179.2 million or 75.1% of assets at December 31, 2011 to $191.6 million or 82.4% of assets at March 31, 2012.  Most of the increase in deposits consisted of interest-bearing checking and money market account deposits.  Borrowings decreased from $26.9 million or 11.3% of assets at December 31, 2011 to $6.6 million or 2.8% of assets at March 31, 2012.  Madison County Financial’s equity increased from $30.1 million or 12.6% of assets at December 31, 2011 to $31.3 million or 13.4% of assets at March 31, 2012, which was due to retention of earnings during the quarter.

Madison County Financial’s operating results for the twelve months ended December 31, 2011 and March 31, 2012 are also set forth in Table 1.  The Company’s reported earnings increased from $3.4 million or 1.55% of average assets for the twelve months ended December 31, 2011 to $3.7 million or 1.63% of average assets for the twelve months ended March 31, 2012.  The increase in net income was mostly due to an increase in net interest income.

Madison County Financial’s net interest income ratio increased from 4.23% of average for the twelve months ended December 31, 2011 to 4.31% of average assets for the twelve months ended March 31, 2012.  The increase in the net interest income ratio was due to a more significant decrease in the interest expense ratio compared to the interest income ratio, which was supported by an increase in the Company’s interest rate spread.  Madison County Financial’s interest rate spread increased from 4.27% during the first quarter of 2011 to 4.76% during the first quarter of 2012.

Operating expenses were up slightly during most recent twelve month period, but decreased from 2.41% of average assets for the twelve months ended December 31, 2011 to 2.40% of average assets for the twelve months ended March 31, 2012.  Overall, Madison County Financial’s updated ratios for net interest income and operating expenses provided for a slightly higher expense coverage ratio (net interest income divided by operating expenses).  Madison County Financial’s expense coverage ratio increased from 1.76x for the twelve months ended December 31, 2011 to 1.80x for the twelve months ended March 31, 2012.

Non-interest operating income was up slightly during the most recent twelve month period and equaled 0.53% of average assets for both twelve month periods shown in Table 1.  Overall, when factoring non-interest operating income into core earnings, the Company’s updated efficiency ratio of 47.7% (operating expenses, net of amortization of intangibles, as a percent of net interest income and non-interest operating income) was slightly less more favorable compared to the 48.7% efficiency ratio recorded for the twelve months ended December 31, 2011.  Amortization of intangibles equaled 0.09% of average assets for both twelve month periods covered in Table 1.

Boards of Directors
May 25, 2012

The Company’s updated earnings showed increases in gains on sale of loans and investments, which amounted to 0.18% and 0.01% of average assets, respectively, versus comparable ratios of 0.13% and 0.00% for the twelve months ended December 31, 2011.

Loan loss provisions were slightly higher during the most recent twelve month period and as a percent of average assets remained stable at 0.31%.  As of March 31, 2012, the Company maintained valuation allowances of $4.2 million, equal to 1,5922.83 of non-accruing loans and accruing loans 90 day or more past due.

2.              Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for Madison County Financial, the Peer Group and all publicly-traded thrifts.  The Company’s and the Peer Group’s ratios are based on financial results through March 31, 2012, unless otherwise indicated for the Peer Group companies.

In general, the comparative balance sheet ratios for the Company and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal.  Consistent with the Original Appraisal, the Company’s updated interest-earning asset composition reflected a higher concentration of loans and a lower concentration of cash and investments.  Overall, the Company’s and the Peer Group’s updated interest-earning assets-to-assets ratios equaled 94.5% and 94.4%, respectively.

In contrast to the Original Appraisal, Madison County Financial’s funding composition showed a higher concentration of deposits and a lower concentration of borrowings, relative to the comparable Peer Group measures.  Updated interest-bearing liabilities-to-assets ratios equaled 85.2% and 86.7% for the Company and the Peer Group, respectively.  Madison County Financial’s updated tangible equity-to-assets ratio equaled 12.8%, which remained slightly above the comparable Peer Group ratio of 11.9%.  Overall, Madison County Financial’s updated interest-earning assets-to-interest-bearing liabilities (“IEA/IBL”) ratio equaled 110.9%, which was slightly above the comparable Peer Group ratio of 108.9%.  As discussed in the Original Appraisal, the additional capital realized from stock proceeds should serve to increase Madison County Financial’s IEA/IBL ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and the net proceeds realized from the offering will be primarily deployed into interest-earning assets.

Updated growth rates for Madison County Financial are based on annualized growth rates for the 15 months ended March 31, 2012 and the Peer Group’s are based on annual growth rates for the twelve months ended March 31, 2012 or the most recent twelve month period available.  Madison County Financial recorded a 4.8% increase in assets, versus a 0.4% decrease in assets for the Peer Group.  Asset growth by the Company consisted of cash and investments, which was partially offset by a decline in loans.  Comparatively, the Peer Group’s asset growth reflected a less significant increase in cash and investments, which was more than offset by a decline in loans.

Boards of Directors
May 25, 2012

Table 2
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of March 31, 2012

		Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
		Cash &	MBS &				Borrowed	Subd.	Net	Goodwill	Tng Net		MBS, Cash &			Borrows.	Net	Tng Net
		Equivalents	Invest	BOLI	Loans	Deposits	Funds	Debt	Worth	& Intang	Worth	Assets	Investments	Loans	Deposits	& Subdebt	Worth	Worth	Tangible	Core	Reg.Cap.

Madison County Financial, Inc.
March 31, 2012		6.6%	13.4%	1.9%	74.5%	82.4%	2.8%	0.0%	13.4%	0.6%	12.8%	4.75%	70.62%	-3.98%	14.87%	-72.88%	13.81%	15.47%	12.80%	12.80%	15.35%

All Public Companies
Averages		6.6%	22.1%	1.6%	65.1%	74.3%	11.4%	0.4%	12.7%	0.8%	12.0%	4.03%	10.20%	2.43%	4.36%	-6.67%	2.44%	2.29%	11.80%	11.70%	20.09%
Medians		5.7%	19.5%	1.7%	67.8%	74.5%	9.9%	0.0%	12.0%	0.1%	11.1%	2.30%	6.21%	0.11%	3.02%	-7.99%	2.08%	2.38%	11.78%	11.74%	18.31%

Comparable Group
Averages		5.9%	20.9%	1.3%	67.6%	76.6%	9.8%	0.3%	12.5%	0.6%	11.9%	-0.43%	1.08%	-2.82%	-0.49%	-7.18%	8.00%	9.26%	10.14%	10.14%	16.54%
Medians		5.3%	25.3%	1.5%	64.7%	78.6%	8.6%	0.0%	11.6%	0.3%	10.9%	0.30%	6.87%	-3.71%	-0.09%	-13.02%	3.09%	3.32%	10.19%	10.19%	16.45%

Comparable Group
CZWI	Citizens Commercial Bancorp Inc. of WI	4.0%	13.3%	0.0%	79.7%	82.5%	6.6%	0.0%	10.1%	0.1%	10.0%	-9.15%	-28.35%	-3.19%	-9.60%	-17.99%	1.16%	1.82%	10.20%	10.20%	15.10%
FCAP	First Capital, Inc. of IN	6.8%	25.3%	1.4%	62.0%	83.5%	4.5%	0.0%	11.6%	1.2%	10.4%	-1.75%	6.07%	-4.93%	-1.65%	-17.36%	5.69%	6.56%	10.07%	10.07%	15.93%
FCLF	First Clover Leaf Financial Corp. of IL	5.9%	16.5%	0.9%	70.4%	76.0%	9.0%	0.7%	14.0%	2.2%	11.8%	-3.38%	-16.29%	0.11%	-6.68%	27.31%	-0.12%	0.31%	NA	NA	NA
FFNM	First Federal of N. Michigan of MI	1.1%	27.1%	0.7%	64.5%	69.9%	17.7%	0.0%	11.6%	0.1%	11.5%	0.32%	24.52%	-7.86%	-3.28%	13.56%	6.94%	8.38%	10.38%	10.38%	17.75%
FSFG	First Savings Financial Group of IN	3.4%	25.4%	1.6%	64.8%	75.0%	10.0%	0.0%	14.5%	1.5%	13.0%	6.53%	14.53%	3.70%	11.03%	-36.03%	40.83%	48.48%	11.74%	11.74%	18.56%
JXSB	Jacksonville Bancorp Inc. of IL	7.1%	33.9%	2.0%	52.7%	83.5%	1.4%	0.0%	13.2%	0.9%	12.3%	3.07%	14.40%	-4.24%	1.48%	6.86%	14.57%	15.75%	10.19%	10.19%	16.45%
LSBI	LSB Financial Corp. of Lafayette IN	10.3%	5.3%	1.9%	79.5%	84.7%	4.8%	0.0%	9.9%	0.0%	9.9%	2.14%	NM	-6.52%	3.18%	-12.20%	2.72%	2.72%	9.70%	9.70%	15.00%
RIVR	River Valley Bancorp of IN	4.8%	26.9%	2.5%	62.0%	74.8%	14.3%	1.8%	8.2%	0.0%	8.2%	4.48%	26.69%	-3.87%	4.84%	4.82%	2.63%	2.64%	NA	NA	NA
WAYN	Wayne Savings Bancshares of OH	4.0%	34.1%	2.1%	56.6%	81.2%	8.2%	0.0%	9.7%	0.5%	9.2%	0.28%	6.87%	-3.56%	3.69%	-26.93%	3.46%	3.91%	8.70%	8.70%	17.00%
WBKC	Wolverine Bancorp, Inc. of MI	11.8%	1.6%	0.0%	83.6%	55.3%	21.2%	0.0%	22.4%	0.0%	22.4%	-6.85%	-38.68%	2.15%	-7.92%	-13.83%	2.08%	2.08%	NA	NA	NA

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

Boards of Directors
May 25, 2012

Table 3
Income as Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the 12 Months Ended March 31, 2012

			Net Interest Income					Other Income				G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
						Loss	NII				Total								MEMO:	MEMO:
		Net				Provis.	After	Loan	R.E.	Other	Other	G&A	Goodwill	Net	Extrao.	Yield	Cost	Yld-Cost	Assets/	Effective
		Income	Income	Expense	NII	on IEA	Provis.	Fees	Oper.	Income	Income	Expense	Amort.	Gains	Items	On Assets	Of Funds	Spread	FTE Emp.	Tax Rate

Madison County Financial, Inc.
March 31, 2012		1.63%	5.22%	0.91%	4.31%	0.31%	4.00%	0.06%	0.00%	0.47%	0.53%	2.31%	0.09%	0.19%	0.00%	5.58%	1.15%	4.43%	$4,849	29.54%

All Public Companies
Averages		0.26%	4.24%	1.12%	3.12%	0.51%	2.60%	0.02%	-0.10%	0.75%	0.68%	2.89%	0.04%	0.13%	0.00%	4.52%	1.30%	3.22%	$6,001	30.88%
Medians		0.38%	4.18%	1.05%	3.09%	0.29%	2.65%	0.00%	-0.02%	0.56%	0.53%	2.80%	0.00%	0.04%	0.00%	4.51%	1.23%	3.17%	$5,069	29.98%

Comparable Group
Averages		0.50%	4.57%	1.10%	3.47%	0.60%	2.87%	0.02%	-0.08%	0.69%	0.63%	3.03%	0.03%	0.17%	0.00%	4.84%	1.27%	3.57%	$3,898	28.81%
Medians		0.39%	4.59%	1.01%	3.62%	0.48%	2.78%	0.00%	-0.03%	0.66%	0.58%	3.05%	0.02%	0.20%	0.00%	4.87%	1.16%	3.76%	$3,714	28.54%

Comparable Group
CZWI	Citizens Commercial Bancorp Inc. of WI	0.00%	5.15%	1.38%	3.78%	0.96%	2.81%	0.04%	0.00%	0.37%	0.41%	3.13%	0.06%	-0.03%	0.00%	5.33%	1.54%	3.79%	$2,858	50.00%
FCAP	First Capital, Inc. of IN	0.91%	4.50%	0.77%	3.73%	0.41%	3.32%	0.00%	0.00%	0.77%	0.77%	2.99%	0.01%	0.18%	0.00%	4.79%	0.87%	3.91%	$3,294	28.36%
FCLF	First Clover Leaf Financial Corp. of IL	0.34%	4.11%	1.04%	3.07%	0.96%	2.11%	0.00%	-0.15%	0.47%	0.31%	2.18%	0.05%	0.22%	0.00%	4.40%	1.21%	3.19%	$6,395	16.79%
FFNM	First Federal of N. Michigan of MI	0.54%	4.69%	0.97%	3.71%	0.27%	3.44%	0.00%	0.00%	0.71%	0.71%	4.06%	0.13%	0.18%	0.00%	5.04%	1.11%	3.94%	$2,604	NM
FSFG	First Savings Financial Group of IN	0.72%	4.82%	0.94%	3.88%	0.29%	3.59%	0.00%	-0.05%	0.61%	0.56%	3.12%	0.06%	0.01%	0.00%	5.15%	1.08%	4.06%	$3,642	28.72%
JXSB	Jacksonville Bancorp Inc. of IL	1.12%	4.45%	0.87%	3.58%	0.17%	3.40%	0.12%	-0.01%	0.96%	1.06%	3.19%	0.00%	0.28%	0.00%	4.74%	1.02%	3.72%	$3,051	28.23%
LSBI	LSB Financial Corp. of Lafayette IN	0.25%	4.75%	1.09%	3.65%	1.31%	2.34%	0.00%	-0.21%	1.10%	0.90%	3.25%	0.00%	0.38%	0.00%	5.01%	1.22%	3.79%	$3,995	30.34%
RIVR	River Valley Bancorp of IN	0.39%	4.39%	1.41%	2.97%	0.69%	2.28%	0.00%	0.00%	0.50%	0.50%	2.60%	0.00%	0.25%	0.00%	4.69%	1.56%	3.13%	$4,493	NM
WAYN	Wayne Savings Bancshares of OH	0.36%	4.06%	0.92%	3.14%	0.39%	2.75%	0.00%	-0.17%	0.78%	0.61%	2.96%	0.02%	0.04%	0.00%	4.28%	1.03%	3.25%	$3,786	10.48%
WBKC	Wolverine Bancorp, Inc. of MI	0.40%	4.79%	1.57%	3.23%	0.56%	2.67%	0.00%	-0.17%	0.62%	0.45%	2.82%	0.00%	0.25%	0.00%	4.95%	2.01%	2.94%	$4,863	37.58%

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

Boards of Directors
May 25, 2012

Deposit growth funded the Company’s asset growth, as well as a reduction in borrowings.  While the Peer Group’s asset shrinkage funded deposit run-off and a reduction in borrowings.   Deposit growth for the Company equaled 14.9%, versus a 0.5% decline in deposits for the Peer Group.  Updated tangible net worth growth rates continued to reflect a stronger growth rate for the Company (15.5% increase versus a 9.3% increase for the Peer Group), with the Company’s higher growth rate continuing to be supported by a higher return on equity and retention of all of its earnings into capital.  Comparatively, the Peer Group’s capital growth rate was slowed by capital management strategies implemented by some of the Peer Group companies, such as dividend payments and stock repurchases.

Table 3 displays comparative operating results for Madison County Financial and the Peer Group, based on earnings for the twelve months ended March 31, 2012, unless otherwise indicated for the Peer Group companies.  Madison County Financial and the Peer Group reported updated net income to average assets ratios of 1.63% and 0.50%, respectively.  The Company’s higher return continued to be realized through a higher net interest income ratio and lower ratios for loan loss provisions and operating expenses.

In terms of core earnings strength, updated expense coverage ratios posted by Madison County Financial and the Peer Group equaled 1.80x and 1.13x, respectively.  The Company’s higher expense coverage continued to be supported by a higher net interest income ratio and a lower operating expense ratio.  The Company’s higher net interest income ratio was realized through maintenance of a higher interest income ratio and a lower interest expense ratio, which was consistent with its higher interest rate spread.

Non-interest operating income remained a slightly larger contributor to the Peer Group’s earnings, as such income amounted to 0.53% and 0.63% of the Company’s and the Peer Group’s average assets, respectively.  Accordingly, taking non-interest operating income into account in assessing Madison County Financial’s core earnings strength relative to the Peer Group’s, the Company’s updated efficiency ratio of 47.7% remained lower or more favorable than the Peer Group’s efficiency ratio of 73.9%.

Net gains and losses realized from the sale of assets and other non-operating items continued to have a similar impact on the Company’s and the Peer Group’s earnings, as the Company and the Peer Group reported net non-operating gains equal to 0.19% and 0.17% of average assets, respectively.  As set forth in the Original Appraisal, typically, such gains and losses are discounted in valuation analyses as they tend to have a relatively high degree of volatility, and, thus, are not considered part of core operations.  If gains are attributable to secondary market loan sales on a regular basis, then such gains may warrant some consideration as a core profitability component.  However, loan sale gains are typically viewed as a more volatile source of income than income generated through the net interest margin and non-interest operating income, and are given lesser consideration in developing core earnings for valuation purposes.  In this appraisal, for both Madison County Financial and the Peer Group, we have considered earnings and profitability before and after such net gains and losses.  Extraordinary items remained a non-factor in the Company’s and the Peer Group’s updated earnings.

Boards of Directors
May 25, 2012

Loan loss provisions remained a larger factor in the Peer Group’s updated earnings, with loan loss provisions established by the Company and the Peer Group equaling 0.31% and 0.60% of average assets, respectively.

The Company’s effective tax rate of 29.54% was similar to the Peer Group’s effective tax rate of 28.81%.  As set forth in the prospectus, the Company’s effective marginal tax rate is equal to 34.0%.

The Company’s updated credit quality measures continued to imply lower credit risk exposure relative to the comparable Peer Group measures.  As shown in Table 4, the Company’s non-performing assets/assets and non-performing loans/loans ratios of 0.11% and 0.15%, respectively, were lower than the comparable Peer Group ratios of 2.89% and 3.60%.  The Company’s updated reserve coverage ratios continued to indicate a significantly higher level of reserves as a percent of non-performing loans (1,592.83% versus 48.54% for the Peer Group) and a higher level of reserves as a percent of loans (2.44% versus 1.62% for the Peer Group).  Net loan charge-offs remained a more significant factor for the Peer Group, with net loan charge-offs as a percent of loans equal to 1.447% for the Peer Group compared to a net recovery of 0.05% of loans recorded by the Company.  As noted in the Original Appraisal, the Company’s more favorable credit quality measures were somewhat negated by the concentration of higher risk agricultural related loans that comprise the Company’s loan portfolio.

3.             Stock Market Conditions

Since the date of the Original Appraisal, the broader stock market has generally trended lower.  Following the strong first quarter of 2012, stocks moved lower at the beginning of the second quarter.  Among the factors contributing to the decline included minutes from the latest Federal Reserve meeting that suggested further monetary stimulus was unlikely and a disappoint employment report for March, in which job growth was less than expected.  The Dow Jones Industrial Average (“DJIA”) had its worst week for 2012 in mid-April, as worries over rising borrowing costs for European countries fueled the downturn.  Stocks rebounded at the end of April and the DJIA moved to a four year high at the start of May, with some favorable first quarter earnings posted by some blue chip stocks and a stronger than expected reading for manufacturing activity in April supporting the gains.  A disappointing jobs report for April fueled a sell-off in the broader stock market to close out the first week of May, with the DJIA recording its worst week of 2012 on heightened concerns that the economic recovery was heading for a slowdown.  The downward in the broader stock market continued into late-May, as concerns about Greece’s political future and weak U.S. data for the economy weighted on investor sentiment.  A large trading loss disclosed by J.P. Morgan in mid-May further contributed to the decline in financial stocks.  On May 25, 2012, the DJIA closed at 12454.83 or 4.8% lower since the date of the Original Appraisal and the NASDAQ closed at 2837.53 or 7.5% lower since the date of the Original Appraisal.

Boards of Directors
May 25, 2012

Table 4
Credit Risk Measures and Related Information
Comparable Institution Analysis
As of March 31, 2012 or Most Recent Date Available

			NPAs &				Rsrves/
		REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
Institution		Assets	Assets	Loans	Loans	NPLs	90+Del	Chargoffs	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)

Madison County Financial, Inc.		0.00%	0.11%	0.15%	2.44%	1592.83%	1592.83%	($79)	-0.05%

All Public Companies
Averages		0.52%	3.56%	4.39%	1.51%	52.33%	44.89%	$1,430	0.77%
Medians		0.19%	2.60%	3.32%	1.33%	37.89%	32.46%	$415	0.32%

Comparable Group
Averages		0.46%	2.89%	3.60%	1.62%	48.54%	41.80%	$1,029	1.44%
Medians		0.20%	2.59%	3.03%	1.46%	50.50%	44.82%	$528	0.74%

Comparable Group
CZWI	Citizens Commercial Bancorp Inc. of WI	0.21%	1.92%	2.12%	1.33%	62.73%	55.78%	$968	0.90%
FCAP	First Capital, Inc. of IN	0.12%	1.97%	2.90%	1.52%	52.52%	48.51%	$429	0.62%
FCLF	First Clover Leaf Financial Corp. of IL	1.00%	NA	NA	1.40%	NA	NA	$2,675	2.67%
FFNM	First Federal of N. Michigan of MI	1.67%	3.75%	3.16%	1.18%	33.74%	18.64%	$231	0.65%
FSFG	First Savings Financial Group of IN	0.19%	2.17%	2.83%	1.37%	48.48%	41.50%	$50	0.06%
JXSB	Jacksonville Bancorp Inc. of IL	0.16%	1.44%	2.38%	1.95%	82.02%	72.79%	$46	0.11%
LSBI	LSB Financial Corp. of Lafayette IN	0.16%	NA	NA	1.76%	NA	NA	$626	0.83%
RIVR	River Valley Bancorp of IN	0.67%	4.42%	5.98%	1.25%	20.95%	17.78%	$1,299	2.03%
WAYN	Wayne Savings Bancshares of OH	0.03%	3.01%	4.68%	1.94%	34.88%	31.25%	$67	0.11%
WBKC	Wolverine Bancorp, Inc. of MI	0.41%	4.46%	4.72%	2.50%	52.99%	48.14%	$3,895	6.39%

Source:  Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

Boards of Directors
May 25, 2012

Volatility remained evident in the trading prices of thrift stocks as well as since the date of the Original Appraisal. Thrift stocks traded in a narrow range to close out the first quarter and then tumbled along with stocks in general at the start of the second quarter 2012, as investors reacted to the weaker than expected job growth reflected in the March employment report and renewed concerns about Europe’s debt problems.  The March consumer price index, which showed that core inflation was still above the Federal Reserve’s target range, also pressured thrift stocks lower in mid-April.  Thrift stocks rebounded in late-April, as the Federal Reserve meeting concluded with no change in its target rate and reaffirmation of their plan to keep short-term rates near zero until late-2014.  The disappointing employment report for April pushed thrift stocks lower to close out the first week of May, which was followed by a narrow trading range for thrift stocks heading into mid-May.  J.P Morgan’s disclosure of a large trading loss rattled financial stocks in general in mid-May, while weakness in the broader stock market filtered into thrift stocks as well heading into late-May.  On May 25, 2012, the SNL Index for all publicly-traded thrifts closed at 505.5, a decrease of 4.4% since March 23, 2012.

In contrast to the SNL Index and the updated pricing measures for all publicly-traded thrifts, the updated pricing measures for the Peer Group generally reflected minimal change compared to the Original Appraisal.  The relatively large increase reflected for the Peer Group’s P/E multiple was mostly attributable to an updated P/E multiple for one of the Peer Group companies going from not meaningful in the Original Appraisal to a relatively higher P/E multiple.  Comparatively, the relatively large decrease reflected for the Peer Group’s core P/E multiple was mostly attributable to updated core P/E multiples for two of the Peer Group companies going from relatively high core P/E multiples in the Original Appraisal to not meaningful core P/E multiples.  Since the date of the Original Appraisal, the stock prices of six out of the ten Peer Group companies were higher as of May 25, 2012.  A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on market prices as of March 23, 2012 and May 25, 2012.

Average Pricing Characteristics

	At March 23,		At May 25,		%
	2012		2011		Change
Peer Group(1)
Price/Earnings (x)	16.49	x	18.73	x	13.6%
Price/Core Earnings (x)	16.99		13.78		(18.9)
Price/Book (%)	70.63%		70.67%		0.1
Price/Tangible Book(%)	75.21		75.09		(0.2)
Price/Assets (%)	8.27		8.36		1.1
Avg. Mkt. Capitalization ($Mil)	$33.51		$33.81		0.9

All Publicly-Traded Thrifts(1)
Price/Earnings (x)	18.54	x	18.84	x	1.6%
Price/Core Earnings (x)	19.69		19.53		(0.8)
Price/Book (%)	80.91%		79.31%		(2.0)
Price/Tangible Book(%)	87.90		85.86		(2.3)
Price/Assets (%)	10.00		9.78		(2.2)
Avg. Mkt. Capitalization ($Mil)	$309.73		$292.93		(5.4)

Boards of Directors
May 25, 2012

As set forth in the Original Appraisal, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:  (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials.  The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value.  Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

Over the past three months, there were no conversion offerings completed.  As shown in Table 5, two standard conversions and one second-step conversion have been completed during 2012.  The standard conversion offerings are considered to be more relevant for Madison County Financial’s pro forma pricing.  The average closing pro forma price/tangible book ratio of the two standard conversion offerings equaled 53.8%.  On average, the two standard conversion offerings reflected price appreciation of 16.3% after the first week of trading.  As of May 25, 2012, the two standard conversion offerings reflected a 31.5% increase in price on average.

Summary of Adjustments

In the Original Appraisal, we made the following adjustments to Madison County Financial’s pro forma value based upon our comparative analysis to the Peer Group:

PreviousValuation
Key Valuation Parameters:	Adjustment

Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Moderate Upward
Asset Growth	Moderate Upward
Primary Market Area	Slight Downward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Original Appraisal.  Accordingly, those parameters were not discussed further in this update.

Board of Directors
May 25, 2012

Table 5
Pricing Characteristics and After-Market Trends
Conversions Completed in 2012

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares
							Excluding Foundation					% of	Benefit Plans				Initial
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Excl. Fdn.	ESOP	Plans	Option	Dirs.	Yield
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(2)	(%)

Standard Conversions
Wellesley Bancorp, Inc. - MA*(1)	1/26/12	WEBK-NASDAQ	$274	8.07%	1.00%	118%	$22.5	100%	94%	5.5%	C/S	$225K/6.5%	8.0%	4.0%	10.0%	11.1%	0.00%
West Indiana Bancshares, Inc. - IN*(1)	1/11/12	WEIN-OTC-BB	$225	7.94%	1.46%	76%	$13.6	100%	85%	9.2%	C/S	$125K/2.7%	8.0%	4.0%	10.0%	5.2%	0.00%

Averages - Standard Conversions:			$250	8.01%	1.23%	97%	$18.1	100%	89%	7.3%	N.A.	N.A.	8.0%	4.0%	10.0%	8.2%	0.00%
Medians - Standard Conversions:			$250	8.01%	1.23%	97%	$18.1	100%	89%	7.3%	N.A.	N.A.	8.0%	4.0%	10.0%	8.2%	0.00%

Second Step Conversions
Cheviot Financial Corp., - OH*	1/18/12	CHEV-NASDAQ	$601	12.02%	2.74%	0%	$37.4	62%	85%	6.7%	N.A.	N.A.	4.0%	4.0%	10.0%	1.9%	0.00%

Averages - Second Step Conversions:			$601	12.02%	2.74%	0%	$37.4	62%	85%	6.7%	N.A.	N.A.	4.0%	4.0%	10.0%	1.9%	0.00%
Medians - Second Step Conversions:			$601	12.02%	2.74%	0%	$37.4	62%	85%	6.7%	N.A.	N.A.	4.0%	4.0%	10.0%	1.9%	0.00%

Mutual Holding Companies(6)

Averages - All Conversions:			$425	10.01%	1.99%	49%	$27.7	81%	87%	7.0%	N.A.	N.A.	6.0%	4.0%	10.0%	5.0%	0.00%
Medians - All Conversions:			$425	10.01%	1.99%	49%	$27.7	81%	87%	7.0%	N.A.	N.A.	6.0%	4.0%	10.0%	5.0%	0.00%

Institutional Information			Pro Forma Data								Post-IPO Pricing Trends
			Pricing Ratios(3)(6)				Financial Charac.				Closing Price:
											First		After		After
	Conversion			Core			Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	P/TB	P/E		P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(4)	Chge	Month(5)	Chge	5/25/12	Chge
			(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions
Wellesley Bancorp, Inc. - MA*(1)	1/26/12	WEBK-NASDAQ	58.7%	12.8	x	8.2%	0.6%	14.0%	4.6%	$10.00	$12.00	20.0%	$12.10	21.0%	$12.29	22.9%	$14.50	45.0%
West Indiana Bancshares, Inc. - IN*(1)	1/11/12	WEIN-OTC-BB	48.9%	105.3	x	5.9%	0.1%	12.1%	0.5%	$10.00	$11.26	12.6%	$11.15	11.5%	$12.00	20.0%	$11.80	18.0%

Averages - Standard Conversions:			53.8%	59.0	x	7.1%	0.4%	13.1%	2.5%	$10.00	$11.63	16.3%	$11.63	16.3%	$12.15	21.5%	$13.15	31.5%
Medians - Standard Conversions:			53.8%	59.0	x	7.1%	0.4%	13.1%	2.5%	$10.00	$11.63	16.3%	$11.63	16.3%	$12.15	21.5%	$13.15	31.5%

Second Step Conversions
Cheviot Financial Corp., - OH*	1/18/12	CHEV-NASDAQ	65.6%	23.74		9.6%	0.4%	14.9%	2.5%	$8.00	$8.25	3.1%	$8.21	2.6%	$8.28	3.5%	$8.51	6.4%

Averages - Second Step Conversions:			65.6%	23.7	x	9.6%	0.4%	14.9%	2.5%	$8.00	$8.25	3.1%	$8.21	2.6%	$8.28	3.5%	$8.51	6.4%
Medians - Second Step Conversions:			65.6%	23.7	x	9.6%	0.4%	14.9%	2.5%	$8.00	$8.25	3.1%	$8.21	2.6%	$8.28	3.5%	$8.51	6.4%

Mutual Holding Companies(6)

Averages - All Conversions:			59.7%	41.4	x	8.3%	0.4%	14.0%	2.5%	$9.00	$9.94	9.7%	$9.92	9.4%	$10.21	12.5%	$10.83	18.9%
Medians - All Conversions:			59.7%	41.4	x	8.3%	0.4%	14.0%	2.5%	$9.00	$9.94	9.7%	$9.92	9.4%	$10.21	12.5%	$10.83	18.9%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.
(1) Non-OTS regulated thrift.					(5) Latest price if offering is more than one week but less than one month old.								(9) Former credit union.
(2) As a percent of MHC offering for MHC transactions.					(6) Mutual holding company pro forma data on full conversion basis.
(3) Does not take into account the adoption of SOP 93-6.					(7) Simultaneously completed acquisition of another financial institution.
(4) Latest price if offering is less than one week old.					(8) Simultaneously converted to a commercial bank charter.												March 25, 2012

Boards of Directors
May 25, 2012

In terms of balance sheet strength, on a pro forma basis the Company’s updated financial condition remained slightly more favorable than the Peer Group’s updated financial condition, based on upward adjustments for the Company’s credit quality, funding liabilities and capital strength.  A moderate upward adjustment remained appropriate for earnings, based on upward adjustments for the Company’s reported earnings, core earnings, credit risk and earnings growth potential.  The adjustment for asset growth was revised from moderate upward to slight upward, as the Company’s updated asset growth was lower compared to the Original Appraisal and sustained by cash and investments partially offset by a decline in loans. Comparatively, the Company’s asset growth in the Original Appraisal consisted of a mix of cash and investments and loans.  On a pro forma basis, the Company’s leverage capacity will be greater than the Peer Group’s.

The general market for thrift stocks was down slightly since the date of the Original Appraisal, as indicated by the decreases recorded in the SNL Index for all publicly-traded thrifts and the updated pricing measures for all publicly-traded thrifts.  Comparatively, the updated pricing measures for the Peer Group were generally little changed since the date of the Original Appraisal.  There were no conversion offerings completed since the date of the Original Appraisal.

Overall, taking into account the foregoing factors, we believe that the Company’s estimated pro market value as set forth in the Original Appraisal remains appropriate.

Valuation Approaches

In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Madison County Financial’s to-be-issued stock -- price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches -- all performed on a pro forma basis including the effects of the conversion proceeds.

In computing the pro forma impact of the offering and the related pricing ratios, the valuation parameters utilized in the Original Appraisal were updated with financial data as of March 31, 2012.

Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach.  Also consistent with the Original Appraisal, this updated appraisal incorporates a “technical” analysis of recently completed offerings, including principally the P/B approach which (as discussed in the Original Appraisal) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds.

The Company will adopt Statement of Position (“SOP” 93-6) which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares.  For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Company’s shareholders.  However, we have considered the impact of the Company’s adoption of SOP 93-6 in the determination of pro forma market value.

Boards of Directors
May 25, 2012

1.              P/E Approach.  In applying the P/E approach, RP Financial’s valuation conclusions considered both reported earnings and a recurring or “core” earnings base, that is, earnings adjusted to exclude any one time non-operating and extraordinary items, plus the estimated after tax-earnings benefit from reinvestment of net stock proceeds.  The Company’s reported earnings equaled $3.733 million for the twelve months ended March 31, 2012.  In deriving Madison County Financial’s core earnings, the adjustments made to reported earnings were to eliminate gains on the sale of loans and investments, which equaled $412,000 and $27,000, respectively.  As shown below, on a tax effected basis, assuming application of an effective marginal tax rate of 34.0%, the Company’s core earnings were determined to equal $3.443 million for the twelve months ended March 31, 2012.  (Note:  see Exhibit 2 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

Amount
($000)
Net income	$3,733
Less: Gain on sale of loans(1)	(272)
Less: Gain on sale of investments(1)	(18)
Core earnings estimate	$3,443

(1)	Tax effected at 34.0%.

Based on Madison County Financial’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s reported and core P/E multiples at the $32.5 million midpoint value equaled 9.32 times and 10.17 times, respectively.  The Company’s updated reported and core P/E multiples provided for discounts of 50.24% and 26.20% relative to the Peer Group’s average reported and core P/E multiples of 18.73 times and 13.78 times, respectively (versus discounts of 38.02% and 35.67% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal).  The Company’s updated reported and core P/E multiples indicated discounts of 45.88% and 11.41% relative to the Peer Group’s median reported and core P/E multiples, which equaled 17.22 times and 11.48 times, respectively (versus discounts of 31.96% and 34.79% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal).  The Company’s pro forma P/E ratios based on reported earnings at the minimum and the super maximum equaled 7.84 times and 12.61 times, respectively, and based on core earnings at the minimum and the super maximum equaled 8.55 times and 13.78 times, respectively.  The Company’s implied conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 6, and the pro forma calculations are detailed in Exhibits 3 and 4.

Boards of Directors
May 25, 2012

Table 6
Public Market Pricing
Madison County Financial, Inc. and the Comparables
As of May 25, 2012

		Market		Per Share Data
		Capitalization		Core	Book								Dividends(4)			Financial Characteristics(6)
		Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core
		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Madison County Financial, Inc.
Superrange		$10.00	$42.98	$0.73	$15.69	12.61	x	63.73%	15.99%	65.10%	13.78	x	$0.00	0.00%	0.00%	$269	25.08%	24.55%	0.10%	1.27%	5.06%	1.16%	4.63%
Maximum		$10.00	$37.38	$0.85	$16.74	10.83	x	59.74%	14.16%	61.12%	11.83	x	$0.00	0.00%	0.00%	$264	23.70%	23.16%	0.10%	1.31%	5.52%	1.20%	5.05%
Midpoint		$10.00	$32.50	$0.98	$17.95	9.32	x	55.71%	12.51%	57.11%	10.17	x	$0.00	0.00%	0.00%	$260	22.46%	21.91%	0.10%	1.34%	5.98%	1.23%	5.48%
Minimum		$10.00	$27.63	$1.17	$19.58	7.84	x	51.07%	10.81%	52.47%	8.55	x	$0.00	0.00%	0.00%	$255	21.17%	20.61%	0.10%	1.38%	6.51%	1.27%	5.98%

All Non-MHC Public Companies (7)
Averages		$12.20	$292.93	$0.13	$14.86	18.84	x	79.31%	9.78%	85.86%	19.53	x	$0.21	1.67%	25.22%	$2,766	12.56%	11.93%	3.54%	0.20%	1.32%	0.09%	0.17%
Medians		$12.07	$73.35	$0.32	$13.99	17.75	x	80.44%	9.79%	82.89%	18.35	x	$0.16	1.25%	0.00%	$900	11.62%	10.77%	2.52%	0.40%	3.00%	0.29%	2.21%

Comparable Group Averages
Averages		$13.03	$33.81	$0.59	$17.78	18.73	x	70.67%	8.36%	75.09%	13.78	x	$0.24	1.74%	16.92%	$408	12.51%	11.94%	2.89%	0.49%	4.10%	0.37%	3.11%
Medians		$16.11	$32.44	$0.34	$18.44	17.22	x	65.29%	7.47%	72.52%	11.48	x	$0.12	0.87%	0.00%	$407	11.60%	11.00%	2.59%	0.38%	3.69%	0.29%	2.58%

Comparable Group
CZWI	Citizens Commercial Bancorp Inc. of WI	$6.15	$31.57	$0.02	$10.36	NM		59.36%	5.97%	59.77%	NM		$0.00	0.00%	NM	$529	10.06%	10.00%	1.92%	0.00%	0.00%	0.02%	0.19%
FCAP	First Capital, Inc. of IN	$21.00	$58.51	$1.25	$18.30	14.58		114.75%	13.26%	128.36%	16.80	x	$0.76	3.62%	52.78%	$441	11.58%	10.48%	1.97%	0.91%	8.00%	0.79%	6.94%
FCLF	First Clover Leaf Financial Corp. of IL	$6.00	$46.12	$0.14	$10.13	24		59.23%	8.29%	70.18%	NM		$0.24	4.00%	NM	$556	14.00%	12.08%	NA	0.34%	2.46%	0.19%	1.38%
FFNM	First Federal of N. Michigan of MI	$3.46	$9.98	$0.32	$8.71	8.44		39.72%	4.62%	40.14%	10.81	x	$0.00	0.00%	0.00%	$216	11.62%	11.52%	3.75%	0.54%	4.85%	0.42%	3.79%
FSFG	First Savings Financial Group of IN	$18.00	$41.15	$1.57	$27.05	11.32		66.54%	7.53%	76.37%	11.46	x	$0.00	0.00%	0.00%	$546	14.45%	13.19%	2.17%	0.68%	5.24%	0.67%	5.17%
JXSB	Jacksonville Bancorp Inc. of IL	$17.34	$33.31	$1.51	$21.81	9.63		79.50%	10.50%	85.04%	11.48	x	$0.30	1.73%	16.67%	$317	13.21%	12.45%	1.44%	1.12%	8.68%	0.94%	7.28%
LSBI	LSB Financial Corp. of Lafayette IN	$17.70	$27.54	$0.01	$23.64	29.5		74.87%	7.41%	74.87%	NM		$0.00	0.00%	0.00%	$372	9.90%	9.90%	NA	0.26%	2.57%	0.00%	0.04%
RIVR	River Valley Bancorp of IN	$16.22	$24.56	$0.36	$18.58	20.53		87.30%	6.07%	87.53%	NM		$0.84	5.18%	NM	$404	8.19%	8.17%	4.42%	0.30%	3.64%	0.14%	1.66%
WAYN	Wayne Savings Bancshares of OH	$8.44	$25.35	$0.46	$13.18	17.22		64.04%	6.20%	67.25%	18.35	x	$0.24	2.84%	48.98%	$409	9.68%	9.26%	3.01%	0.36%	3.73%	0.34%	3.51%
WBKC	Wolverine Bancorp, Inc. of MI	$16.00	$40.06	$0.28	$26.05	33.33		61.42%	13.73%	61.42%	NM		$0.00	0.00%	0.00%	$292	22.36%	22.36%	4.46%	0.40%	1.86%	0.23%	1.09%

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

Boards of Directors
May 25, 2012

2.             P/B Approach.  P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings.  In applying the P/B approach, we considered both reported book value and tangible book value.  Based on the $32.5 million midpoint value, the Company’s P/B and P/TB ratios equaled 55.71% and 57.11%, respectively%.  In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 70.67% and 75.09%, respectively, Madison County Financial’s updated ratios reflected a discount of 21.17% on a P/B basis and a discount of 23.94% on a P/TB basis (versus discounts of 19.78% and 22.70% from the average Peer Group’s P/B and P/TB ratios as indicated in the Original Appraisal).  In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 65.29% and 72.52%, respectively, Madison County Financial’s updated ratios reflected discounts of 14.67% and 21.25% at the $32.5 million midpoint value (versus discounts of 14.75% and 21.10% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal).  At the top of the super range, the Company’s P/B and P/TB ratios equaled 63.73% and 65.10%, respectively.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 9.82% and 13.30%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 2.39% and 10.23%, respectively.

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion offerings.  As indicated in the Original Appraisal, the pricing characteristics of recent conversion offerings are not the primary determinate of value.  Consistent with the Original Appraisal, particular focus was placed on the P/TB approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals).

As discussed previously, two standard conversion offerings have been completed during 2012.  In comparison to the 53.80% average closing forma P/TB ratio of the two standard conversions, the Company’s P/TB ratio of 57.11% at the midpoint value reflects an implied premium of 6.15%.  At the top of the super range, the Company’s P/TB ratio of 65.10% reflects an implied premium of 21.00% relative to the two standard conversions average P/TB ratio at closing.

3.             P/A Approach.  P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value.  Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.  At the $32.5 million midpoint value, Madison County Financial’s pro forma P/A ratio equaled 12.51%.  In comparison to the Peer Group’s average P/A ratio of 8.36%, Madison County Financial’s P/A ratio indicated a premium of 49.64% (versus a premium of 47.76% at the midpoint valuation in the Original Appraisal).  In comparison to the Peer Group’s median P/A ratio of 7.47%, Madison County Financial’s P/A ratio at the $32.5 million midpoint value indicated a premium of 67.47% (versus a premium of 65.36% at the midpoint valuation in the Original Appraisal).

Boards of Directors
May 25, 2012

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of May 25, 2012, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion equaled $32,500,000 at the midpoint, equal to 3,250,000 shares offered at a per share value of $10.00.  Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $27,625,000 and a maximum value of $37,375,000.  Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 2,762,500 at the minimum and 3,737,500 at the maximum.  In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $42,981,250 without a resolicitation.  Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 4,298,125.  The pro forma valuation calculations relative to the Peer Group are shown in Table 6 and are detailed in Exhibit 3 and Exhibit 4.

Respectfully submitted,

RP® FINANCIAL, LC.

/s/ Ronald S. Riggins
Ronald S. Riggins
President and Managing Director

/s/ Gregory E. Dunn
Gregory E. Dunn
Director

EXHIBITS

RP Financial, LC.

LIST OF EXHIBITS

Exhibit Number	Description

1	Stock Prices: As of May 25, 2012

2	Peer Group Core Earnings Analysis

3	Pro Forma Analysis Sheet

4	Pro Forma Effect of Conversion Proceeds

5	Firm Qualifications Statement

EXHIBIT 1

Stock Prices
As of May 25, 2012

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011
(703) 528-1700

Exhibit 1
Weekly Thrift Market Line - Part One
Prices As Of May 25, 2012

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market	52 Week (1)			% Change From			Trailing	12 MO.	Book	Book
	Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. All Public Companies (no MHC)

All Public Companies (109)	12.20	32,550	292.9	13.77	9.36	12.15	0.01	2.88	11.40	0.28	0.13	14.86	13.99	139.81
NYSE Traded Companies (5)	9.22	287,503	1,923.4	11.89	7.07	9.07	1.47	-24.61	16.38	0.61	0.44	10.80	7.40	103.88
NASDAQ Listed OTC Companies (104)	12.32	22,649	229.6	13.84	9.44	12.27	-0.04	3.95	11.21	0.26	0.11	15.02	14.25	141.21
California Companies (5)	11.15	8,994	118.0	12.88	8.11	11.08	0.47	0.70	6.77	-0.46	-0.92	12.47	12.38	150.47
Mid-Atlantic Companies (32)	12.18	50,531	500.7	14.29	9.67	12.16	-0.93	- 4.12	3.54	0.50	0.49	14.38	13.10	134.28
Mid-West Companies (28)	9.76	34,124	138.9	11.25	7.35	9.67	0.39	4.85	17.57	0.11	-0.22	13.76	13.05	144.89
New England Companies (19)	16.02	31,394	379.4	17.05	12.39	16.04	-0.59	11.22	14.08	0.70	0.66	15.92	14.53	137.63
North-West Companies (6)	12.64	27,417	377.8	13.85	7.89	12.54	-0.33	-6.44	13.60	-0.64	-0.70	18.41	17.68	199.67
South-East Companies (14)	10.95	5,893	65.4	12.51	8.57	10.83	2.07	6.41	13.09	0.07	-0.09	15.33	15.22	118.04
South-West Companies (2)	16.26	6,456	121.6	16.73	11.46	16.22	0.77	19.73	24.92	0.48	0.03	18.56	18.56	140.57
Western Companies (Excl CA) (2)	15.82	7,443	137.8	16.50	14.05	15.60	1.32	1.93	6.06	0.85	0.70	16.61	16.60	112.66
Thrift Strategy (103)	11.85	30,168	258.7	13.38	9.12	11.81	0.03	3.09	11.81	0.27	0.13	14.44	13.62	132.86
Mortgage Banker Strategy (2)	10.82	11,014	119.2	11.56	6.90	10.81	0.09	38.19	16.09	1.00	-0.67	13.04	13.03	119.84
Real Estate Strategy (1)	1.81	25,507	46.2	2.39	1.25	2.00	-9.50	-6.22	23.13	-0.19	-0.53	2.74	2.74	31.62
Diversified Strategy (2)	24.81	181,028	2,271.7	29.24	20.20	24.33	2.12	-8.69	-1.19	1.56	1.34	27.09	22.06	287.90
Companies Issuing Dividends (68)	13.43	39,393	424.0	15.02	10.44	13.34	0.39	4.67	10.55	0.66	0.51	15.19	13.91	141.68
Companies Without Dividends (41)	10.13	21,087	73.5	11.66	7.53	10.14	-0.61	-0.11	12.84	-0.36	-0.51	14.32	14.12	136.69
Equity/Assets <6% (7)	5.52	2,753	17.5	10.61	3.24	5.62	-2.10	-27.18	-7.46	-3.17	-3.75	10.44	10.32	277.75
Equity/Assets 6-12% (50)	12.37	34,802	191.5	13.76	9.07	12.26	0.28	1.94	14.29	0.51	0.36	14.77	13.99	166.62
Equity/Assets >12% (52)	12.81	33,865	420.3	14.13	10.33	12.79	0.00	7.24	10.86	0.46	0.35	15.46	14.41	98.63
Actively Traded Companies (3)	35.15	36,895	655.1	36.27	24.64	34.74	0.44	30.44	40.12	2.50	2.18	26.13	24.89	325.08
Market Value Below $20 Million (11)	3.87	2,970	10.7	7.23	2.81	3.88	0.30	-27.38	-4.90	-2.27	-2.48	8.87	8.82	168.06
Holding Company Structure (100)	11.51	34,916	309.7	13.12	8.84	11.48	0.00	1.80	11.16	0.22	0.07	14.24	13.29	132.15
Assets Over $1 Billion (51)	13.47	63.980	574.9	15.11	10.28	13.40	0.29	3.69	11.89	0.69	0.55	14.96	13.59	144.21
Assets $500 Million-$1 Billion (29)	10.45	7,127	58.1	12.03	7.77	10.47	-0.91	0.42	10.04	-0.08	-0.22	13.64	13.02	134.70
Assets $250-$500 Million (24)	12.87	3,093	37.7	14.11	10.15	12.78	0.30	7.96	14.90	0.21	0.02	17.08	16.78	135.99
Assets less than $250 Million (5)	6.06	2,006	13.9	8.36	5.13	5.95	1.07	-15.71	-2.60	-1.50	-1.63	10.06	10.02	142.83
Goodwill Companies (67)	11.38	48,707	420.4	13.01	68.72	11.29	0.43	0.11	10.40	0.39	0.21	14.06	12.63	136.72
Non-Goodwill Companies (41)	12.96	7,557	92.0	14.44	10.04	12.98	-0.73	7.88	13.80	0.13	0.03	15.32	15.32	131.51
Acquirors of FSLIC Cases (1)	16.75	106,868	1,790.0	18.42	12.15	16.96	-1.24	7.58	19.73	1.04	0.99	17.84	15.45	125.77

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of May 25, 2012

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market	52 Week(1)			% Change From			Trailing	12 Mo.	Book	Book
Financial Institution	Price/ Share(1)	Outst- anding	Capital- ization(9)	High	Low	Last Week	Last Week	52 Wks Ago(2)	MostRcnt YrEnd(2)	12 Mo. EPS(3)	Core EPS(3)	Value/ Share	Value/ Share(4)	Assets/ Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. MHC Institutions

All Public Companies (23)	8. 96	35,718	128.6	10.23	7.47	8.95	-0.22	-4.20	12.01	0.35	0.29	8.57	8.05	73 .40
NASDAQ Listed OTC Companies (23)	8.96	35,718	128.6	10.23	7.47	8.95	-0.22	-4.20	12.01	0.35	0.29	8.57	8.05	73.40
Mid-Atlantic Companies (14)	9.32	29,138	129.6	10.80	7.89	9.37	-1.20	-5.80	10.31	0.39	0.37	8.63	8.23	80.18
Mid-West Companies (5)	7.45	72,062	175.7	8.20	5.63	7.28	2.26	5.19	26.49	0.25	-0.01	7.67	6.81	57.30
New England Companies (2)	8.79	14,337	68.3	9.77	7.36	8.78	0.04	-10.66	2.18	0.31	0.35	8.73	7.88	80.51
South-East Companies (2)	10.40	12,294	63.7	11.79	9.25	10.38	0.23	-10.02	-2.54	0.39	0.41	10.23	10.07	59.04
Thrift Strategy (23)	8.96	35,718	128.6	10.23	7.47	8.95	-0.22	-4.20	12.01	0.35	0.29	8.57	8.05	73 .40
Companies Issuing Dividends (16)	9.13	15,707	57.9	10.52	7.85	9.11	0.16	-6.17	4.11	0.40	0.39	9.08	8.50	75.48
Companies Without Dividends (7)	8.56	81,456	290.0	9.57	6.60	8.59	-1.08	0.31	30.05	0.23	0.05	7.39	7.01	68.64
Equity/Assets <6% (1)	9.00	2,618	8.1	10.25	8.01	9.00	0.00	-5.26	1.01	0.72	0.50	9.47	8.00	178.81
Equity/Assets 6-12% (11)	8.31	21,918	100.2	9.70	6.82	8.35	-1.22	-4.30	22.73	0.33	0.23	8.19	7.95	81.56
Equity/Assets >12% (11)	9.60	52,526	167.9	10.76	8.07	9.55	0.77	-4.00	2.29	0.33	0.33	8.86	8.14	55.65
Holding Company Structure (21)	9.08	37,401	135.4	10.36	7.53	9.06	-0.06	-3.69	12.62	0.36	0.28	8.77	8.20	75.96
Assets Over $1 Billion (10)	10.02	73,618	269.3	11.39	8.30	10.01	0.20	-0.38	11.79	0.26	0.15	7.68	7.17	60.74
Assets $500 Million-$1 Billion (5)	8.36	7,311	23.6	9.99	6.99	8.31	-0.22	-8.36	23.60	0.40	0.34	9.16	9.04	87.92
Assets $250-$500 Million (7)	7.92	5,862	16.9	8.88	6.82	7.97	-1.12	-7.64	6.61	0.46	0.45	9.55	8.90	87.49
Assets less than $250 Million (l)	8.62	7,736	26.9	9.26	6.08	8.45	2.01	2.50	-6.10	0.24	0.24	7.66	5.79	28.67
Goodwill Companies (15)	8.87	50,132	181.1	10.12	7.35	8.81	0.81	-3.15	8.42	0.31	0.21	8.14	7.34	69.89
Non-Goodwill Companies (8)	9.13	8,691	30.1	10.44	7.69	9.21	-2.14	-6.16	18.73	0.44	0.42	9.38	9.38	79.97
MHC Institutions (23)	8.96	35,718	128.6	10.23	7.47	8.95	-0.22	-4.20	12.01	0.35	0.29	8.57	8.05	73.40

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of May 25, 2012

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
Financial Institution		Price/ Share (1)	Outst- anding	Capital- ization (9)	High	Low	Last Week	Last Week	52 Wks Ago (2)	MostRcnt YrEnd (2)	12 Mo. EPS (3)	Core EPS (3)	Value/ Share	Value/ Share (4)	Assets/ Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	9.05	98,442	890.9	14.59	6.58	8.99	0.67	-35.50	6.60	0.51	0.48	12.90	11.02	173.82
BBX	BankAtlantic Bancorp Inc of FL (8)*	5.12	15,560	79.7	7.00	1.82	5.01	2.20	23.37	51.48	-3.70	-2.30	0.45	-0.43	240.40
FBC	Flagstar Bancorp, Inc. of Ml*	0.76	557,133	423.4	1.44	0.45	0.75	1.33	-45.71	49.02	-0.10	-0.59	1.63	1.61	24.65
NYB	New York Community Bcrp of NY*	12.70	434,255	5,515.0	16.29	11.13	12.48	1.76	-20.97	2.67	1.09	0.94	12.85	7.13	99.11
PFS	Provident Fin. Serv. Inc of NJ*	14.36	60,183	864.2	15.23	10.12	14.06	2.13	3.76	7.24	0.95	0.93	15.83	9.86	117.93

NASDAQ Listed OTC Companies
ASBB	ASB Bancorp, Inc. of NC*	13.85	5,585	77.4	14.55	11.30	13.81	0.29	38.50	18.38	0.16	-0.17	20.66	20.66	142.69
ALLB	Alliance Bancorp, Inc. of PA*	11.88	5,474	65.0	11.89	9.31	11.85	0.25	8.00	10.31	0.18	0.18	15.14	15.14	88.41
ANCB	Anchor Bancorp of Aberdeen, WA*	10.74	2.550	27.4	11.48	3.95	10.74	0.00	12.23	73.23	-2.39	-2.49	21.32	21.32	191.39
AFCB	Athens Bancshares, Inc. of TN*	15.00	2,666	40.0	16.00	9.56	14.20	5.63	11.11	25.00	0.73	0.31	19.00	18.87	110.24
ACFC	Atlantic Coast Fin. Corp of GA*	2.18	2,629	5.7	7.98	0.87	2.04	6.86	-72.58	-23.51	-3.26	-4.56	17.24	17.22	295.49
BLMT	BSB Bancorp, Inc. of MA*	12.34	9,173	113.2	13.37	9.76	12.68	-2.68	23.40	17.08	-0.09	-0.01	14.39	14.39	78.35
BKMU	Bank Mutual Corp of WI*	3.52	46,326	163.1	4.55	2.42	3.44	2.33	-11.56	10.69	-1.03	-1.14	5.80	5.79	56.34
BFIN	BankFinancial Corp. of IL*	6.94	21,073	146.2	8.89	5.25	7.17	-3.21	-15.57	25.72	-2.16	-2.17	9.59	9.42	73.51
BFND	Beacon Federal Bancorp of NY*	13.75	6,199	85.2	14.50	12.67	13.60	1.10	3.38	-0.87	0.88	1.24	18.38	18.38	165.31
BNCL	Beneficial Mut MHC of PA (43.3)	8.63	80,218	311.2	9.29	7.12	8.72	-1.03	2.74	3.23	0.20	0.20	7.89	6.36	57.30
BHLB	Berkshire Hills Bancorp of MA*	22.36	21,192	473.9	24.49	17.11	22.14	0.99	3.95	0.77	0.97	1.72	26.28	15.80	190.13
BOFI	Bofi Holding, Inc. Of CA*	18.48	11,430	211.2	19.00	11.46	18.61	-0.70	20.94	13.72	2.23	1.60	15.64	15.64	199.30
BYFC	Broadway Financial Corp. of CA*	1.35	1,745	2.4	2.42	1.20	1.37	-1.46	-42.55	-13.46	-6.06	-6.04	3.55	3.55	236.90
BRKL	Brookline Bancorp, Inc. of MA*	8.95	70,041	626.9	9.78	7.12	8.96	-0.11	3.95	6.04	0.40	0.45	8.53	6.18	69.63
CITZ	CFS Bancorp, Inc of Munster IN*	5.38	10,699	57.6	6.29	4.11	5.46	-1.47	-2.54	24.83	-0.98	-1.09	9.66	9.66	109.41
CMSB	CMS Bancorp Inc of W Plains NY*	7.00	1,863	13.0	9.90	6.86	7.20	-2.78	-28.57	-14.00	-0.08	-0.30	11.75	11.75	132.67
CBNJ	Cape Bancorp, Inc. of NJ*	8.19	13,314	109.0	10.40	6.44	8.23	-0.49	-19.86	4.33	0.10	0.24	11.09	9.37	79.54
CFFN	Capitol Federal Fin Inc. of KS*	11.69	165,299	1,932.3	12.16	10.28	11.72	-0.26	-0.51	1.30	0.23	0.39	11.73	11.73	57.17
CARV	Carver Bancorp, Inc. of NY*	4.28	3,697	15.8	18.30	1.10	4.95	-13.54	-49.94	-48.37	-5.68	-5.65	4.20	4.20	181.43
CEBK	Central Bncrp of Somerville MA*	30.50	1,691	51.6	30.95	16.02	30.50	0.00	71.83	78.89	0.62	-0.29	20.60	19.28	308.31
CFBK	Central Federal Corp. of OH*	1.50	821	1.2	5.45	1.36	1.58	-5.06	-71.15	-51.61	-5.95	-6.47	2.54	2.45	294.08
CHFN	Charter Fin Corp MHC GA (38.4)	8.79	18,239	100.7	10.95	7.60	8.75	0.46	-18.00	-5.08	0.19	0.24	7.52	7.20	58.71
CHEV	Cheviot Financial Corp. of OH*	8.51	7,597	64.7	11.09	8.01	8.55	-0.47	-21.49	-1.96	0.49	0.38	13.94	12.46	84 .17
CBNK	Chicopee Bancorp, Inc. of MA*	14.50	5,553	80.5	14.96	11.71	14.64	-0.96	0.69	2.84	0.26	0.24	16.16	16.16	108.96
CZWI	Citizens Comm Bncorp Inc of WI*	6.15	5,133	31.6	6.77	4.51	6.05	1.65	18.04	19.88	0.00	0.02	10.36	10.29	103.02
CSBC	Citizens South Bnkg Corp of NC*	6.30	11,506	72.5	6.44	2.90	6.14	2.61	39.07	80.00	-0.16	0.09	6.04	5.93	93.33
CSBK	Clifton Svg Bp MHC of NJ (35.8)	10.07	26,138	96.7	11.38	8.88	9.95	1.21	-4.91	8.51	0.32	0.31	7.09	7.09	42.74
COBK	Colonial Financial Serv. of NJ*	13.23	3,901	51.6	13.40	10.54	12.92	2.40	3.85	6.18	0.70	0.64	18.34	18.34	163.79
CFFC	Community Fin. Corp. of VA*	3.90	4,362	17.0	4.11	2.26	3.56	9.55	4.56	18.90	0.41	0.23	8.62	8.62	116.81
DCOM	Dime Community Bancshars of NY*	13.34	35,170	469.2	15.17	9.61	13.50	-1.19	-1.26	5.87	1.32	1.34	10.47	8.89	114.27
ESBF	ESB Financial Corp. of PA*	12.63	14,641	184.9	14.71	9.85	12.84	-1.64	13.48	-10.23	1.08	1.05	12.76	9.88	135.19
ESSA	ESSA Bancorp, Inc. of PA*	10.41	11,875	123.6	12.65	9.34	10.42	-0.10	-8.44	-0.57	0.39	0.36	13.64	13.50	93.83
EBMT	Eagle Bancorp Montanta of MT*	10.20	3,879	39.6	10.98	9.48	10.10	0.99	-6.42	3.55	0.53	0.24	13.78	13.78	85.63
FFCO	FedFirst Financial Corp of PA*	14.25	2,912	41.5	16.50	12.66	14.05	1.42	-4.23	4.01	0.36	0.29	20.05	19.64	117.82
FSBI	Fidelity Bancorp, Inc. of PA*	11.39	3,065	34.9	12.11	8.00	11.00	3.55	41.14	13.33	0.42	0.43	14.76	13.90	217.23
FBSI	First Bancshares, Inc. of MO*	6.00	1,551	9.3	9.49	4.80	5.30	13.21	0.50	18.81	-2.25	-2.27	10.69	10.66	127.07
FCAP	First Capital, Inc. of IN*	21.00	2,786	58.5	21.95	16.65	20.57	2.09	23.89	13.33	1.44	1.25	18.30	16.36	158.43
FCLF	First Clover Leaf Fin Cp of IL*	6.00	7,687	46.1	7.15	5.74	6.00	0.00	-14.29	-1.64	0.25	0.14	10.13	8.55	72.38
FBNK	First Connecticut Bncorp of CT*	13.02	17,880	232.8	14.21	10.24	13.04	-0.15	30.20	0.08	-0.23	0.00	13.99	13.99	93.80
FDEF	First Defiance Fin. Corp of OH*	15.98	9,728	155.5	17.76	12.60	15.97	0.06	10.21	9.53	1.54	1.02	25.15	18.23	220.22
FFNM	First Fed of N. Michigan of MI*	3.46	2,884	10.0	4.29	2.52	3.51	-1.42	-2.54	20.98	0.41	0.32	8.71	8.62	74.94
FFBH	First Fed. Bancshares of AR (8)*	7.65	19,303	147.7	10.33	4.30	8.24	-7.16	-23.50	77.08	-0.99	-1.01	3.57	3.56	30.00
FFNW	First Fin NW, Inc of Renton WA*	7.57	18,501	140.1	8.15	4.06	7.85	-3.57	34.70	28.31	0.19	0.12	9.87	9.87	56.07
BANC	First PacTrust Bancorp of CA*	11.10	11,610	128.9	16.73	10.00	10.72	3.54	-28.11	8.29	-0.34	-0.38	13.10	13.10	93.29
FSFG	First Savings Fin. Grp. of IN*	18.00	2,286	41.1	19.04	14.79	17.61	2.21	10.91	6.38	1.59	1.57	27.05	23.57	238.95
FFIC	Flushing Fin. Corp. of NY*	13.07	30,920	404.1	14.48	10.00	13.04	0.23	0.08	3.48	1.12	1.12	13.68	13.13	140.94
FXCB	Fox Chase Bancorp, Inc. of PA*	12.85	12,754	163.9	13.99	11.85	13.10	-1.91	-3.75	1.74	0.37	0.33	14.55	14.55	79.04
FRNK	Franklin Financial Corp. of VA*	15.07	14,303	215.5	15.39	10.69	15.08	-0.07	25.79	27.28	0.14	0.32	18.38	18.38	76.90
GCBC	Green Co Bcrp MHC of NY (44.4)	18.09	4,167	32.8	19.50	16.65	17.56	3.02	2.78	6.35	1.41	1.41	12.42	12.42	138.87
HFFC	HF Financial Corp. of SD*	12.16	7,039	85.6	12.99	7.76	12.14	0 .16	12.07	12.91	0.19	0.33	13.72	13.10	169.93
HMNF	HMN Financial, Inc. of MN*	3.28	4,424	14.5	3.50	1.50	3.26	0.61	20.15	69.07	-2.49	-2.71	7.81	7.81	159.68
HBNK	Hampden Bancorp, Inc. of MA*	13.00	6,086	79.1	13.49	10.77	13.39	-2.91	-2.99	10.17	0.35	0.30	14.37	14.37	100.41
HARL	Harleysville Svgs Fin Cp of PA*	17.99	3,728	67.1	19.48	11.57	17.99	0.00	19.30	25.45	1.52	1.71	15.56	15.56	225.93
HBOS	Heritage Fin Group, Inc of GA*	12.35	8.669	107.1	12.59	10.01	12.06	2.40	4.22	4.66	0.41	0.51	14.43	13.89	124.06

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of May 25, 2012

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share (l)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS(3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
HIFS	Hingham Inst. for Sav. of MA*	58.20	2,126	123.7	59.44	45.75	56.75	2.56	11.92	21.76	5.84	5.84	39.94	39.94	541.15
HBCP	Home Bancorp Inc. Lafayette LA*	16.69	7,762	129.5	17.70	13.66	17.03	-2.00	15.98	7.68	0.82	0.93	17.74	17.42	126.20
HFBL	Home Federal Bancorp Inc of LA*	14.60	2,969	43.3	22.00	12.76	14.76	-1.08	12.31	2.89	0.86	0.30	16.97	16, 97	89.69
HMST	HomeStreet, Inc. of WA*	34.52	7,064	243.8	35.55	22.66	33.45	3.20	-21.55	-21.55	-1.24	-1.24	47.87	47.87	681.25
HFBC	HopFed Bancorp, Inc. of KY*	7.05	7,494	52.8	9.05	4.98	7.50	-6.00	-10.08	9.30	0.59	0.34	13.45	13.39	140.68
HCBK	Hudson City Bancorp, Inc of NJ*	6.33	528,133	3,343.1	9.16	5.09	6.08	4.11	-29.82	1.28	-0.20	0.71	8.74	8.45	83.57
IROQ	IF Bancorp, Inc. of IL*	12.31	4,811	59.2	13.49	10.70	12.50	-1.52	23.10	9.71	0.22	0.13	17.66	17.66	101.87
ISBC	Investors Bcrp MHC of NJ (42.5)	15.07	111,908	754.2	15.63	12.02	14.88	1.28	3.36	11.80	0.71	0.70	8.90	8.50	100.64
JXSB	Jacksonville Bancorp Inc of IL*	17.34	1,921	33.3	17.98	12.50	16.85	2.91	36.00	26.11	1.80	1.51	21.81	20.39	165.16
JFBI	Jefferson Bancshares Inc of TN*	1.94	6,632	12.9	3.59	1.84	1.94	0.00	-44.73	-16.02	-0.77	-0.70	7.85	7.60	80.52
KFFB	KY Fst Fed Bp MHC of KY (38.9)	8.62	7,736	26.9	9.26	6.08	8.45	2.01	2.50	-6.10	0.24	0.24	7.66	5.79	28.67
KFFG	Kaiser Federal Fin Group of CA*	14.00	9,173	128.4	14.70	11.00	13.88	0.86	15.04	9.20	0.89	0.89	17.02	16.59	103.02
KRNY	Kearny Fin Cp MHC of NJ (25.0)	9.32	66,972	167.0	10.16	7.99	9.24	0.87	0.65	-1.89	0.12	0.10	7.26	5.63	43.45
LSBI	LSB Fin. Corp. of Lafayette IN*	17.70	1,556	27.5	20.90	11.31	17.70	0.00	14.49	31.11	0.60	0.01	23.64	23.64	238.79
LPSB	LaPorte Bancrp MHC of IN (45.0)	9.26	4,572	19.1	9.75	7.50	8.98	3.12	-3.54	15.75	0.74	0.53	12.38	10.44	102.65
LSBK	Lake Shore Bnp MHC of NY (38.8)	10.00	5,929	24.5	10.85	8.29	10.00	0.00	-6.98	4.71	0.63	0.68	10.85	10.85	83.34
LABC	Louisiana Bancorp, Inc. of LA*	16.10	3,239	52.1	16.66	14.75	16.20	-0.62	5.23	1.58	0.64	0.52	17.98	17.98	98.59
MSBF	MSB Fin Corp MHC of NJ (40.3)	5.41	5,087	11.6	6.84	4.23	5.75	-5.91	-1.64	23.23	0.14	0.14	8.01	8.01	68.87
MGYR	Magyar Bancorp MHC of NJ (44.7)	4.15	5,807	10.7	7.00	2.29	4.39	-5.47	-27.70	68.70	0.00	-0.09	7.69	7.69	89.60
MLVF	Malvern Fed Bncp MHC PA (44.5)	8.00	6,103	21.8	9.00	5.51	8.43	-5.10	5.26	35.59	0.13	0 .06	10.14	10.14	106.77
MFLR	Mayflower Bancorp, Inc. of MA*	10.50	2,063	21.7	10.90	6.50	10.81	-2.87	21.25	34.44	0.59	0.38	10.61	10.61	121.94
KBSB	Meridian Fn Serv MHC MA (40.8)	13.13	22,145	124.1	13.95	10.68	13.09	0.31	-1.35	5.46	0.49	0.26	10.14	9.52	91.84
CASH	Meta Financial Group of IA*	20.50	3,202	65.6	25.99	13.40	20.50	0.00	52.99	23.12	4.45	2.96	27.28	26.71	498.94
NASB	NASB Fin, Inc. of Grandview MO*	16.15	7,868	127.1	19.00	9.25	15.32	5.42	40.19	50.79	2.11	-0.61	19.89	19.59	151.53
NECB	NE Comm Bncrp MHC of NY (43.2)	5.78	12,645	34.4	7.29	5.19	5.64	2.48	-9.97	3.03	0.14	0.14	8.48	8.34	40.06
NHTB	NH Thrift Bancshares of NH*	12.57	5,835	73.3	13.79	9.78	12.30	2.20	-4.27	11.24	1.18	0.64	15.20	10.02	187.55
NVSL	Naugatuck Valley Fin Crp of CT*	7.65	7,002	53.6	8.50	6.73	7.62	0.39	-4.85	12.67	0.16	0.00	11.66	11.66	81.71
NFSB	Newport Bancorp, Inc. of RI*	13.50	3,506	47.3	14.60	12.00	13.95	-3.23	-4.05	7.40	0.44	0.44	14.89	14.89	133.35
NFBK	Northfield Bcp MHC of NY (41.8)	13.54	40,071	258.4	16.49	11.68	13.86	-2.31	-1.17	-4.38	0.42	0.48	9.55	9.15	59.32
NWBI	Northwest Bancshares Inc of PA*	11.74	97,593	1,145.7	13.36	10.74	11.78	-0.34	-3.77	-5.63	0.64	0.64	11.91	10.13	82.68
OBAF	OBA Financial Serv. Inc of MD*	15.05	4,177	62.9	15.25	13.50	15.10	-0.33	1.07	4.95	0.07	0.07	18.15	18.15	93.80
OSHC	Ocean Shore Holding Co. of NJ*	11.97	7,212	86.3	12.55	9.80	11.99	-0.17	-3.62	16.67	0.72	0.82	14.64	13.80	139.03
OCFC	OceanFirst Fin. Corp of NJ*	14.35	18,594	266.8	15.00	10.78	14.40	-0.35	7.65	9.79	1.14	1.04	11.86	11.86	121.61
OFED	Oconee Fed Fn Cp MHC SC (35.0)	12.00	6,348	26.7	12.62	10.90	12.00	0.00	-2.04	0.00	0.59	0.58	12.94	12.94	59.37
OABC	OmniAmerican Bancorp Inc of TX*	19.77	11,194	221.3	20.71	13.01	20.06	-1.45	33.04	25.92	0.38	0.27	17.92	17.92	122.04
ONFC	Oneida Financial Corp. of NY*	9.91	6,913	68.5	11.05	8.30	9.96	-0 .50	14.30	4.32	0.93	0.84	12.86	9.26	101.22
ORIT	Oritani Financial Corp of NJ*	13.95	45,452	634.1	15.13	11.57	13.92	0.22	12.50	9.24	0.67	0.69	11.24	11.24	58.23
PSBH	PSB Hldgs Inc MHC of CT (42.9)	4.45	6,529	12.5	5.59	4.04	4.46	-0.22	-19.96	-1.11	0.12	0.43	7.33	6.23	69.18
PVFC	PVF Capital Corp. of Solon OH*	1.81	25,507	46.2	2.39	1.25	2.00	-9.50	-6.22	23.13	-0.19	-0.53	2.74	2.74	31.62
PBHC	Pathfinder BC MHC of NY (36.3)	9.00	2,618	8.1	10.25	8.01	9.00	0.00	-5.26	1.01	0.72	0.50	9.47	8.00	178.81
PEOP	Peoples Fed Bancshrs Inc of MA*	16.05	6,965	111.8	16.75	12.50	16.39	-2.07	15.30	12.63	0 .39	0.38	16.28	16.28	80.10
PBCT	Peoples United Financial of CT*	11.93	353,350	4,215.5	13.96	10.50	11.65	2.40	-10.23	-7.16	0.58	0.62	14.66	8.52	78.70
PBSK	Poage Bankshares, Inc. of KY*	12.07	3,372	40.7	12.95	10.76	11.84	1.94	20.70	10.53	0.53	0.41	17.72	17.72	94.60
PROV	Provident Fin. Holdings of CA*	10.82	11,014	119.2	11.56	6.90	10.81	0.09	38.19	16.09	1.00	-0.67	13.04	13.03	119.84
PBNY	Provident NY Bncrp, Inc. of NY*	7.93	37,899	300.5	9.23	5.47	8.15	-2.70	-11.30	19.43	0.34	0.22	11.60	7.25	84.72
PBIP	Prudential Bncp MHC PA (25.4)	5.32	9,951	16.1	6.29	4.80	5.59	-4.83	-14.05	2.70	0.26	0.28	5.86	5.86	50.23
PULB	Pulaski Fin Cp of St. Louis MO*	7.28	10,756	78.3	8.07	6.15	7.31	-0.41	1.11	3.12	0.58	0.23	8.45	8.08	122.47
RIVR	River Valley Bancorp of IN*	16.22	1,514	24.6	17.13	13.34	15.70	3.31	1.31	4.65	0.79	0.36	18.58	18.53	267.09
RVSB	Riverview Bancorp, Inc. of WA*	1.40	22,472	31.5	3.18	1.27	1.42	-1.41	-54.10	-40.93	-1.41	-1.41	3.36	2 .22	38.09
RCKB	Rockville Fin New, Inc. of CT*	11.13	28,840	321.0	11.99	8.89	11.44	-2.71	16.79	7.43	0.42	0.43	11.36	11.32	64.33
ROMA	Roma Fin Corp MHC of NJ (25.5)	8.05	30,321	67.0	11.22	7.80	8.13	-0.98	-24.27	-18.19	0.22	0.20	7.17	7.11	62.52
SIFI	SI Financial Group, Inc. of CT*	11.27	10,576	119.2	11.75	8.76	11.38	-0.97	8.68	14.42	0.25	0.13	12.44	12.11	92.10
SPBC	SP Bancorp, Inc. of Plano, TX*	12.75	1,717	21.9	12.75	9.91	12.38	2.99	6.43	23.91	0.58	-0.21	19.19	19.19	159.10
SVBI	Severn Bancorp, Inc. of MD*	2.69	10,067	27.1	4.25	2.09	3.39	-20.65	-36.71	9.35	-0 .05	-0.11	7.80	7.77	89.45
STND	Standard Financial Corp. of PA*	16.75	3,413	57.2	16.75	13.49	16.52	1.39	9.05	9.48	0.94	0.91	23.12	20.38	131.64
SIBC	State Investors Bancorp of LA*	12.32	2,910	35.9	12.65	10.10	12.15	1.40	23.20	12.82	0.36	0.59	16.63	16.63	85.37
THRD	TF Fin. Corp. of Newtown PA*	25.20	2,834	71.4	26.50	18.54	24.50	2.86	15.44	10.92	1.58	1.29	27.71	26.18	244.68
TFSL	TFS Fin Corp MHC of OH (26.4)	9.62	308,916	781.1	10.28	7.56	9.46	1.69	-3.32	7.37	0.08	0 .08	5.83	5.79	36.54
TBNK	Territorial Bancorp, Inc of HI*	21.44	11,007	236.0	22.01	18.62	21.09	1.66	10 .29	8.56	1.16	1.16	19.44	19.42	139.69
TSBK	Timberland Bancorp, Inc. of HA*	4.85	7,045	34.2	6.29	3.25	4.80	1.04	-17.52	22.78	-0.05	-0.18	10.20	9.35	105.42
TRST	TrustCo Bank Corp NY of NY*	5.27	93,549	493.0	5.93	3.93	5.26	0.19	-7.38	-6.06	0.37	0.36	3.68	3.68	46.76
UCBA	United Comm Bncp MHC IN (40.7)	5.77	7,835	18.4	7.14	5.29	5.55	3.96	-12.18	4.34	0.31	0.19	7.07	6.63	64.28
UCFC	United Community Fin. of OH*	2.05	32,876	67.4	2.54	0.87	1.97	4.06	62.70	61.42	0.03	-0.17	5.78	5.77	62.11
UBNK	United Financial Bncrp of MA*	15.23	15,598	237.6	17.02	13.49	15.83	-3.79	-0.65	-5.34	0.74	0.73	14.57	14.02	106.44
WSB	WSB Holdings, Inc. of Bowie MD*	2.85	7,995	22.8	4.60	2.08	2.99	-4.68	1.79	22.32	0.16	0.00	6.78	6.78	47.09

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100 Arlington, Virginia 222011
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of May 25, 2012

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share (l)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
WSFS	WSFS Financial Corp. of DE*	37.68	8,705	328.0	44.51	29.90	37.00	1.84	-7.15	4.78	2.54	2.06	39.51	35.59	497.09
WVFC	WVS Financial Corp. of PA*	7.72	2,058	15.9	10.51	6.63	7.93	-2.65	-14.32	-14.70	0.78	0.82	14.57	14.57	149.03
WAFD	Washington Federal, Inc. of WA*	16.75	106,868	1,790.0	18.42	12.15	16.96	-1.24	7.58	19.73	1.04	0.99	17.84	15.45	125.77
WSBF	Waterstone Fin MHC of WI (26.2)	3.99	31,250	32.7	4.56	1.72	3.97	0.50	42.50	111.11	-0.12	-1.10	5.40	5.38	54.36
WAYN	Wayne Savings Bancshares of OH*	8.44	3,004	25.4	9.48	7.11	8.50	-0.71	0.48	8.76	0.49	0.46	13.18	12.55	136.11
WEBK	Wellesley Bancorp, Inc. of MA*	14.50	2,407	34.9	15.20	11.45	14.25	1.75	45.00	45.00	0.27	0.27	17.92	17.92	130.53
WFD	Westfield Fin. Inc. of MA*	7.15	26,602	190.2	8.71	6.29	7.08	0.99	-12.80	-2.85	0.21	0.21	8.64	8.63	47.47
WBKC	Wolverine Bancorp, Inc. of MI*	16.00	2,504	40.1	16.29	12.11	15.75	1.59	9.22	13.48	0.48	0.28	26.05	26.05	116.52

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201
(703) 528-1700

Exhibit 1
Weekly Thrift Market Line - Part Two
Prices As Of May 25, 2012

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAS	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio(7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. All Public Companies (no MHCs)

All Public Companies (109)	12.16	11.53	0.20	1.32	3.56	0.09	0.17	3.54	46.96	1.55	18.84	79.31	9.78	85.86	19.53	0.21	1.67	25.22
NYSE Traded Companies (5)	10.11	7.35	0.46	3.44	1.92	-0.08	-2.83	3.48	34.25	1.45	14.84	76.58	8.32	113.27	15.94	0.42	3.32	43.05
NASDAQ Listed OTC Companies (104)	12.24	11.69	0.19	1.24	3.63	0.10	0.29	3.54	47.49	1.55	19.02	79.42	9.84	84.79	19.73	0.20	1.61	24.70
California Companies (5)	10.16	10.09	0.02	-2.86	6.15	-0.33	-6.38	5.83	31.17	1.96	11.61	81.23	8.87	81.67	13.64	0.19	2.15	15.82
Mid-Atlantic Companies (32)	11.82	10.85	0.42	4.73	5.07	0.43	4.83	3.31	38.84	1.40	17.82	85.27	9.95	96.01	18.25	0.29	2.33	33.07
Mid-West Companies (28)	10.73	10.33	-0.04	-1.53	2.55	-0.32	-4.53	4.13	36.00	1.92	15.54	67.08	7.37	70.34	19.43	0.20	1.63	22.01
New England Companies (19)	13.71	12.72	0.43	3.51	3.48	0.42	3.27	1.63	69.61	1.08	23.03	95.66	12.69	106.97	22.08	0.27	1.83	28.88
North-West Companies (6)	11.41	10.54	-0.66	-7.07	-3.63	-0.72	-7.57	9.11	18.58	2.19	27.97	63.72	7.63	70.42	16.92	0.05	0.32	15.38
South-East Companies (14)	14.32	14.23	0.22	0.25	3.67	0.14	-0.45	3.42	77.25	1.56	22.46	70.18	10.70	70.82	23.40	0.06	0.48	12.45
South-West Companies (2)	13.37	13.37	0.35	2.58	3.24	0.05	0.20	2.88	22.99	1.00	21.98	88.38	12.11	88.38	NM	0.00	0.00	0.00
Western Companies (Excl CA) (2)	15.00	15.00	0.73	4.92	5.30	0.56	3.86	0.97	30.99	0.55	18.86	92.15	13.63	92.21	18.48	0.37	2.45	46.32
Thrift Strategy (103)	12.24	11.65	0.20	1.27	3.67	0.11	0.33	3.46	47.47	1.52	19.00	79.30	9.84	85.49	19.56	0.21	1.67	25.45
Mortgage Banker Strategy (2)	10.88	10.87	0.82	7.93	9.24	-0.55	-5.31	4.06	46.39	2.35	10.82	82.98	9.03	83.04	NM	0.16	1.48	16.00
Real Estate Strategy (l)	8.67	8.67	-0.61	-6.83	-10.50	-1.71	-19.06	5.70	36.79	2.92	NM	66.06	5.72	66.06	NM	0.00	0.00	0.00
Diversified Strategy (2)	13.29	9.48	0.65	4.84	5.80	0.63	4.43	2.23	44.74	1.45	17.70	88.37	11.37	122.95	18.77	0.56	3.32	18.90
Companies Issuing Dividends (68)	12.25	11.35	0.43	3.44	4.69	0.34	2.69	2.71	53.60	1.36	17.97	86.93	10.58	96.55	19.30	0.34	2.67	38.39
Companies Without Dividends (41)	12.01	11.82	-0.18	-2.41	1.32	-0.33	-4.27	4.89	36.13	1.85	22.10	66.55	8.45	67.94	20.61	0.00	0.00	0.00
Equity/Assets <6% (7)	3.48	3.45	-1.44	-19.91	21.71	-1.62	-23.48	9.15	27.79	3.39	4.61	54.80	1.72	55.43	6.93	0.09	0.92	11.69
Equity/Assets 6-12% (50)	9.16	8.73	0.15	1.87	2.82	0.01	0.39	3.74	36.37	1.56	15.26	78.37	7.06	83.30	17.45	0.21	1.57	26.30
Equity/Assets >12% (52)	15.99	15.10	0.44	2.86	3.86	0.36	2.24	2.68	58.59	1.33	22.41	83.02	13.28	91.78	22.42	0.23	1.85	24.66
Actively Traded Companies (3)	9.42	8.73	0.72	7.92	6.09	0.61	6.72	1.87	50.05	1.20	13.04	129.22	11.32	137.44	13.44	0.51	1.43	26.72
Market Value Below $20 Million (11)	6.47	6.43	-0.99	-13.30	7.83	-1.09	-14.84	6.85	29.70	2.52	9.28	48.36	2.89	48.69	12.39	0.02	0.46	6.84
Holding Company Structure (100)	12.09	11.40	0.18	1.01	3.53	0.07	-0.15	3.54	46.99	1.56	18.97	78.88	9.75	86.02	19.50	0.22	1.77	26.46
Assets Over $1 Billion (51)	12.08	11.10	0.39	3.73	3.71	0.29	2.56	3.17	45.02	1.46	17.55	88.33	10.72	99.37	19.86	0.31	2.44	31.99
Assets $500 Million-$1 Billion (29)	11.22	10.72	-0.09	-0.60	3.21	-0.20	-1.81	4.59	33.94	1.70	18.32	71.70	8.26	75.68	17.35	0.11	0.90	22.42
Assets $250-$500 Million (24)	13.91	13.72	0.30	1.17	3.45	0.14	0.06	3.16	70.12	1.51	21.39	73.90	10.40	75.33	21.46	0.17	1.32	19.17
Assets less than $250 Million (5)	9.85	9.82	-0.53	-11.09	4.54	-0.57	-12.10	3.13	36.11	1.74	21.33	57.71	5.91	58.26	15.85	0.00	0.00	0.00
Goodwill Companies (67)	11.43	10.38	0.24	1.37	4.17	0.12	0.08	3.28	42.86	1.53	17.35	78.18	9.07	88.96	19.30	0.27	2.16	33.98
Non-Goodwill Companies (41)	13.45	13.45	0.15	1.24	2.79	0.05	0.31	3.77	54.42	1.55	21.68	81.28	11.02	81.28	20.18	0.13	0.94	13.55
Acquirors of FSLIC Cases (1)	14.18	12.52	0.83	5.98	6.21	0.79	5.70	0.00	0.00	1.77	16.11	93.89	13.32	108.41	16.92	0.32	1.91	30.77

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of May 25, 2012

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Tang.												Price/	Price/	Ind.	Divi -
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. MHC Institutions

All Public Companies (23)	13.27	12.50	0.47	3.65	3.41	0.37	2.70	3.69	33.96	1.35	24.87	104.48	14.06	112.25	24.06	0.18	2.06	23.39
NASDAQ Listed OTC Companies (23)	13.27	12.50	0.47	3.65	3.41	0.37	2.70	3.69	33.96	1.35	24.87	104.48	14.06	112.25	24.06	0.18	2.06	23.39
Mid-Atlantic Companies (14)	12.38	11.83	0.48	4.07	3.64	0.46	3.87	3.65	39.79	1.34	24.65	106.81	13.27	113.75	23.17	0.18	1.72	23.99
Mid-West Companies (5)	15.13	13.62	0.41	2.61	2.79	-0.02	-1.70	4.60	27.71	1.44	22.35	101.57	16.35	112.98	27.92	0.20	2.80	10.81
New England Companies (2)	10.82	9.79	0.36	3.31	3.21	0.45	4.33	2.99	22 .59	1.10	31.94	95.10	10.36	104.67	10.35	0.08	1.80	0 .00
South-East Companies (2)	17.30	17.06	0.66	3.57	3.54	0.70	3.86	0.91	23.89	1.43	20.34	104.81	17.59	107.41	28.66	0.30	2.80	67.80
Thrift Strategy(23)	13.27	12.50	0.47	3.65	3.41	0.37	2.70	3.69	33.96	1.35	24.87	104.48	14.06	112.25	24.06	0.18	2.06	23.39
Companies Issuing Dividends (16)	14.09	13.19	0.54	4.02	4.06	0.53	3.99	3.18	35.19	1.29	25.38	100.70	14.39	109.11	24.69	0.26	2.95	42.89
Companies Without Dividends (7)	11.40	10.90	0.31	2.80	1.92	0.01	-0.25	4.56	31.85	1.48	22.83	113.12	13.32	119.42	20.26	0.00	0.00	0.00
Equity/Assets <6% (1)	5.30	4.51	0.44	5.27	8.00	0.30	3.66	1.35	66.69	1.35	12.50	95.04	5.03	112.50	18.00	0.12	1.33	16.67
Equity/Assets 6-12% (11)	10.29	10.00	0.36	3.62	3.01	0.19	1.83	4.84	30.40	1.43	26.53	96.74	9.86	99.81	22.12	0.17	2.07	12.41
Equity/Assets >12% (11)	16.97	15.71	0.57	3.53	3.39	0.57	3.48	2.54	34.32	1.27	24.72	113.08	19.08	124.66	26.59	0.20	2.10	31.83
Holding Company Structure (21)	13.19	12.34	0.45	3.56	3.35	0.35	2.51	3.73	34.70	1.40	24.70	103.34	13.78	111.85	23.78	0.19	2.14	25.73
Assets Over $1 Billion (10)	13.32	12.54	0.41	3.11	2.10	0.21	1.12	3.82	39.02	1.50	29.66	128.84	17.37	138.21	29.71	0.12	1.26	11.43
Assets $500 Million - $1 Billion (5)	11.84	11.66	0.41	3.86	3.44	0.34	3.14	5.33	30.82	1.70	15.72	85.66	9.71	86.97	21.60	0.28	3.01	49.65
Assets $250-$500 Million (7)	12.29	11.73	0.54	4.32	5.34	0.57	4.57	2.59	34.48	1.01	22.49	81.97	10.16	87.98	19.84	0.18	2.14	30.11
Assets less than $250 Million (1)	26.72	21.61	0.81	3.16	2.78	0.81	3.16	2.35	15.69	0.45	35.92	112.53	30.07	148.88	35.92	0.40	4.64	0.00
Goodwill Companies (15)	13.56	12.38	0.42	3.27	3.14	0.29	1.90	3.66	36.01	1.51	25.94	109.28	14.94	121.19	24.81	0.16	2.08	13.63
Non - Goodwill Companies (8)	12.72	12.72	0.55	4.36	3.91	0.54	4.20	3.74	30.46	1.04	23.27	95.47	12.42	95.47	23.06	0.23	2.01	40.47
MHC Institutions (23)	13.27	12.50	0.47	3.65	3.41	0.37	2.70	3.69	33.96	1.35	24.87	104.48	14.06	112.25	24.06	0.18	2.06	23.39

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of Institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of May 25, 2012

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div. /	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earnings	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY *	7.42	6.41	0.29	3.95	5.64	0.27	3.72	2.78	31.48	1.12	17.75	70.16	5.21	82.12	18.85	0.16	1.77	31.37
BBX	BankAtlantic Bancorp Inc of FL (8) *	0.19	-0.18	-1.38	NM	NM	-0.86	NM	11.42	1.63	1.57	NM	NM	2.13	NM	NM	0.00	0.00	NM
FBC	Flagstar Bancorp, Inc. of MI *	6.61	6.54	-0.41	-4.81	-13.16	-2.39	-28.37	7.52	26.63	2.52	NM	46.63	3.08	47.20	NM	0.00	0.00	NM
NYB	New York Community Bcrp of NY *	12.97	7.63	1.13	8.51	8.58	0.98	7.34	1.02	38.83	0.55	11.65	98.83	12.81	178.12	13.51	1.00	7.87	NM
PFS	Provident Fin. Serv. Inc of NJ*	13.42	8.81	0.83	6.10	6.62	0.81	5.97	2.59	40.07	1.59	15.12	90.71	12.18	145.64	15.44	0.52	3.62	54.74

NASDAQ Listed OTC Companies
ASBB	ASB Bancorp, Inc. of NC*	14.48	14.48	0.11	0.98	1.16	-0.12	-1.04	3.67	36.15	2.50	NM	67.04	9.71	67.04	NM	0.00	0.00	0.00
ALLB	Alliance Bancorp, Inc. of PA*	17.12	17.12	0.21	1.17	1.52	0.21	1.17	4.38	19.44	1.35	NM	78.47	13.44	78.47	NM	0.20	1.68	NM
ANCB	Anchor Bancorp of Aberdeen, WA*	11.14	11.14	-1.24	-10.70	-22.25	-1.29	-11.15	NA	NA	1.92	NM	50.38	5.61	50.38	NM	0.00	0.00	NM
AFCB	Athens Bancshares, Inc. of TN*	17.24	17.14	0.68	3.87	4.87	0.29	1.64	3.41	43.12	1.91	20.55	78.95	13.61	79.49	NM	0.20	1.33	27.40
ACFC	Atlantic Coast Fin. Corp of GA*	5.83	5.83	-1.08	-17.06	NM	-1.51	-23.86	8.53	20.40	2.42	NM	12.65	0.74	12.66	NM	0.00	0.00	NM
BLMT	BSB Bancorp, Inc. of MA*	18.37	18.37	-0.13	-0.92	-0.73	-0.01	-0.10	0.65	110.50	0.92	NM	85.75	15.75	85.75	NM	0.00	0.00	NM
BKMU	Bank Mutual Corp of WI*	10.29	10.28	-1.88	-17.05	-29.26	-2.09	-18.87	4.46	25.05	1.86	NM	60.69	6.25	60.79	NM	0.04	1.14	NM
BFIN	BankFinancial Corp. of IL*	13.05	12.84	-2.80	-19.78	NM	-2.82	-19.87	7.24	28.20	2.61	NM	72.37	9.44	73.67	NM	0.04	0.58	NM
BFED	Beacon Federal Bancorp of NY*	11.12	11.12	0.52	4.83	6.40	0.74	6.81	4.00	33.70	1.81	15.63	74.81	8.32	74.81	11.09	0.28	2.04	31.82
BNCL	Beneficial Mut MHC of PA(43.3)	13.77	11.40	0.34	2.57	2.32	0.34	2.57	2.67	44. 95	2.16	NM	109.38	15.06	135.69	NM	0.00	0.00	0.00
BHLB	Berkshire Hills Bancorp of MA*	13.82	8.79	0.56	4.12	4.34	1.00	7.31	0.94	86.33	1.07	23.05	85.08	11.76	141.52	13.00	0.68	3.04	70.10
BOFI	Bofi Holding, Inc. Of CA*	7.85	7.85	1.24	14.94	12.07	0.89	10.72	1.11	33.13	0.49	8.29	118.16	9.27	118.16	11.55	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA*	1.50	1.50	-2.43	-40.03	NM	-2.42	-39.89	16.79	23.04	4.53	NM	38.03	0.57	38.03	NM	0.04	2.96	NM
BRKL	Brookline Bancorp, Inc. of MA*	12.25	9.19	0.80	5.35	4.47	0.90	6.02	0.81	87.13	0.87	22.38	104.92	12.85	144.82	19.89	0.34	3.80	NM
CITZ	CFS Bancorp, Inc of Munster IN*	8. 83	8.83	-0.91	-9.51	-18.22	-1.01	-10.57	6.31	15.93	1.66	NM	55.69	4.92	55.69	NM	0.04	0.74	NM
CMSB	CMS Bancorp Inc of W Plains NY*	8.86	8.86	-0.06	-0.68	-1.14	-0.22	-2.54	2.45	24.60	0.83	NM	59.57	5.28	59.57	NM	0.00	0.00	NM
CBNJ	Cape Bancorp, Inc. of NJ*	13.94	12.04	0.12	0.92	1.22	0.30	2.20	3.99	29.27	1.69	NM	73.85	10.30	87.41	34.13	0.00	0.00	0.00
CFFN	Capitol Federal Fin Inc. of KS*	20.52	20.52	0.40	2.17	1.97	0.68	3.67	0.87	19.15	0.24	NM	99.66	20.45	99.66	29.97	0.30	2.57	NM
CARV	Carver Bancorp, Inc. of NY*	2.31	2.31	-3.02	NM	NM	-3.00	NM	14.07	21.63	4.25	NM	101.90	2.36	101.90	NM	0.00	0.00	NM
CEBK	Central Bncrp of Somerville MA*	6.68	6.28	0.21	2.26	2.03	-0.10	-1.05	2.82	27 .76	0.95	NM	148.06	9.89	158.20	NM	0.20	0.66	32.26
CFBK	Central Federal Corp. of OH*	0.86	0.83	-1.84	-42.84	NM	-2.00	-46.58	6.01	38.86	3.84	NM	59.06	0.51	61.22	NM	0.00	0.00	NM
CHFN	Charter Fin Corp MHC GA (38.4)	12.81	12.33	0.33	2.52	2.16	0.41	3.18	NA	NA	2.53	NM	116.89	14.97	122.08	36.63	0.20	2.28	NM
CHEV	Cheviot Financial Corp. of OH*	16.56	15.07	0.61	4.75	5.76	0.47	3.68	3.46	6.79	0.39	17.37	61.05	10.11	68.30	22.39	0.32	3.76	65.31
CBNK	Chicopee Bancorp, Inc. of MA*	14.83	14.83	0.24	1.59	1.79	0.22	1.47	1.36	54.44	0.98	NM	89.73	13.31	89.73	NM	0.00	0.00	0.00
CZWI	Citizens Comm Bncorp Inc of WI*	10.06	10.00	0.00	0.00	0.00	0.02	0.19	1.92	55.78	1.33	NM	59.36	5.97	59.77	NM	0.00	0.00	NM
CSBC	Citizens South Bnkg Corp of NC*	6.47	6.36	-0.17	-1.98	-2.54	0.10	1.12	3.62	29.81	1.58	NM	104.30	6.75	106.24	NM	0.04	0.63	NM
CSBK	Clifton Svg Bp MHC of NJ (35.8)	16.59	16.59	0.74	4.60	3.18	0.72	4.46	NA	NA	0.48	31.47	142.03	23.56	142.03	32.48	0.24	2.38	NM
COBK	Colonial Financial Serv. of NJ*	11.20	11.20	0.45	3.82	5.29	0.41	3.49	4.40	10.19	0.96	18.90	72.14	8.08	72.14	20.67	0.00	0.00	0.00
CFFC	Community Fin. Corp. of VA*	7.38	7.38	0.34	3.58	10.51	0.19	2.01	7.87	24.15	1.97	9.51	45.24	3.34	45.24	16.96	0.00	0.00	0.00
DCOM	Dime Community Bancshars of NY*	9.16	7.89	1.14	13.12	9.90	1.16	13.32	1.86	27.04	0.57	10.11	127.41	11.67	150.06	9.96	0.56	4.20	42.42
ESBF	ESB Financial Corp. of PA*	9.44	7.47	0.80	8.84	8.55	0.78	8.59	1.00	33.50	0.99	11.69	98.98	9.34	127.83	12.03	0.40	3.17	37.04
ESSA	ESSA Bancorp, Inc. of PA*	14.54	14.41	0.42	2.85	3.75	0.39	2.63	2.20	33.08	1.08	26.69	76.32	11.09	77.11	28.92	0.20	1.92	51.28
EBMT	Eagle Bancorp Montanta of MT*	16.09	16.09	0.62	3.87	5.20	0.28	1.75	1.62	31.65	0.89	19.25	74.02	11.91	74.02	NM	0.29	2.84	54.72
FFCO	FedFirst Financial Corp of PA*	17.02	16.73	0.31	1.77	2.53	0.25	1.43	1.33	67.81	1.25	39.58	71.07	12.09	72.56	NM	0.16	1.12	44.44
FSBI	Fidelity Bancorp, Inc. of PA*	6.79	6.42	0.19	2.53	3.69	0.20	2.59	4.27	16.84	1.12	27.12	77.17	5.24	81.94	26.49	0.08	0.70	19.05
FBSI	First Bancshares, Inc. of MO*	8.41	8.39	-1.72	-19.60	NM	-1.74	-19.77	1.46	66.03	1.96	NM	56.13	4.72	56.29	NM	0.00	0.00	NM
FCAP	First Capital, Inc. of IN*	11.55	10.45	0.91	8.00	6.86	0.79	6.94	1.97	48.51	1.52	14.58	114.75	13.26	128.36	16.80	0.76	3.62	52.78
FCLF	First Clover Leaf Fin Cp of IL*	14.00	12.08	0.34	2.46	4.17	0.19	1.38	NA	NA	1.40	24.00	59.23	8.29	70.18	NM	0.24	4.00	NM
FBNK	First Connecticut Bncorp of CT*	14.91	14.91	-0.25	-1.84	-1.77	0.00	0.00	2.28	46.45	1.32	NM	93.07	13.88	93.07	NM	0.12	0.92	NM
FDEF	First Defiance Fin. Corp of OH*	11.42	8.55	0.72	5.48	9.64	0.48	3.63	2.45	54.84	1.94	10.38	63.54	7.26	87.66	15.67	0.20	1.25	12.99
FFNM	First Fed of N. Michigan of MI*	11.62	11.52	0.54	4.85	11.85	0.42	3.79	3.75	18.64	1.18	8.44	39.72	4.62	40.14	10.81	0.00	0.00	0.00
FFBH	First Fed. Bancshares of AR (8)*	11.90	11.87	-3.21	-31.33	-12.94	-3.28	-31.96	10.34	30.94	5.23	NM	214.29	25.50	214.89	NM	0.20	2.61	NM
FFNW	First Fin NW, Inc of Renton WA*	17.60	17.60	0.32	1.95	2.51	0.20	1.23	11.03	12.97	2.13	39.84	76.70	13.50	76.70	NM	0.00	0.00	0.00
BANC	First PacTrust Bancorp of CA*	14.04	14.04	-0.42	-2.31	-3.06	-0.47	-2.58	4.39	23.50	1.33	NM	84.73	11.90	84.73	NM	0.48	4.32	NM
FSFG	First Savings Fin. Grp. of IN*	11.32	10.01	0.68	5.24	8.83	0.67	5.17	2.17	41.50	1.37	11.32	66.54	7.53	76 .37	11.46	0.00	0.00	0.00
FFIC	Flushing Fin. Corp. of NY*	9.71	9.35	0.80	8.41	8.57	0.80	8.41	3.20	21.96	0.95	11.67	95.54	9.27	99.54	11.67	0.52	3.98	46.43
FXCB	Fox Chase Bancorp, Inc. of PA*	18.41	18.41	0.45	2.39	2.88	0.40	2.13	3.37	33.22	1.72	34.73	88.32	16.26	88.32	38.94	0.16	1.25	43.24
FRNK	Franklin Financial Corp. of VA*	23.90	23.90	0.18	0.87	0.93	0.41	1.98	4.78	22.73	2.38	NM	81.99	19.60	81.99	NM	0.00	0.00	0.00
GCBC	Green Co Bcrp MHC of NY (44.4)	8.94	8.94	1.05	11.91	7.79	1.05	11.91	1.36	74.03	1.88	12.83	145.65	13.03	145.65	12.83	0.70	3.87	49.65
HFFC	HF Financial Corp. of SD*	8.07	7.74	0.11	1.40	1.56	0.19	2.44	2.17	40.58	1.46	NM	88.63	7.16	92.82	36.85	0.45	3.70	NM
HMNF	HMN Financial, Inc. of MN*	4.89	4.89	-1.38	-17.27	NM	-1.50	-18.79	8.34	36.37	3.81	NM	42.00	2.05	42.00	NM	0.00	0.00	NM
HBNK	Hampden Bancorp, Inc. of MA*	14.31	14.31	0.37	2.35	2.69	0.32	2.02	2.61	32.51	1.27	37.14	90.47	12.95	90.47	NM	0.16	1.23	45.71
HARL	Harleysville Svgs Fin Cp of PA*	6.89	6.89	0.67	9.95	8.45	0.75	11.20	1.05	43.06	0.74	11.84	115.62	7.96	115.62	10.52	0.80	4.45	52.63
HBOS	Heritage Fin Group, Inc of GA*	11.63	11.24	0.34	2.88	3.32	0.43	3.59	1.60	44.42	1.34	30.12	85.59	9.95	88.91	24.22	0.16	1.30	39.02
HIFS	Hingham Inst. for Sav. of MA*	7.38	7.38	1.14	15.52	10.03	1.14	15.52	0.92	72.33	0.87	9.97	145.72	10.75	145.72	9.97	1.00	1.72	17.12

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of May 25, 2012

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
HBCP	Home Bancorp Inc. Lafayette LA*	14.06	13.84	0.73	4.74	4.91	0.83	5.38	1.94	30.63	0.85	20.35	94.08	13.23	95.81	17.95	0.00	0.00	0.00
HFBL	Home Federal Bancorp Inc of LA*	18.92	18.92	1.05	4.97	5.89	0.37	1.74	0.08	549.75	0.80	16.98	86.03	16.28	86.03	NM	0.24	1.64	27.91
HMST	HomeStreet, Inc. of WA*	7.03	7.03	-0.18	NM	-3.59	-0.18	NM	10.60	14.03	2.17	NM	72.11	5.07	72.11	NM	0.00	0.00	NM
HFBC	HopFed Bancorp, Inc. of KY*	9.56	9.52	0.42	3.86	8.37	0.24	2.22	1.81	55.64	1.89	11.95	52.42	5.01	52.65	20.74	0.08	1.13	13.56
HCBK	Hudson City Bancorp, Inc of NJ*	10.46	10.15	-0.22	-2.22	-3.16	0.77	7.89	2.64	24.13	0.97	NM	72.43	7.57	74.91	8.92	0.32	5.06	NM
IROQ	IF Bancorp, Inc. of IL*	17.34	17.34	0.22	1.61	1.79	0.13	0.95	1.45	46.72	1.31	NM	69.71	12.08	69.71	NM	0.00	0.00	0.00
ISBC	Investors Bcrp MHC of NJ (42.5)	8.84	8.48	0.76	8.32	4.71	0.75	8.21	1.45	75.51	1.35	21.23	169.33	14.97	177.29	21.53	0.00	0.00	0.00
JXSB	Jacksonville Bancorp Inc of IL*	13.21	12.45	1.12	8.68	10.38	0.94	7.28	1.44	72.79	1.95	9.63	79.50	10.50	85.04	11.48	0.30	1.73	16.67
JFBI	Jefferson Bancshares Inc of TN*	9.75	9.47	-0.93	-9.42	NM	-0.84	-8.57	5.51	23.14	1.95	NM	24.71	2.41	25.53	NM	0.00	0.00	NM
KFFB	KY Fat Fed Bp MHC of KY (38.9)	26.72	21.61	0.81	3.16	2.78	0.81	3.16	2.35	15.69	0.45	35.92	112.53	30.07	148.88	35.92	0.40	4.64	NM
KFFG	Kaiser Federal Fin Group of CA*	16.52	16.17	0.90	5.18	6.36	0.90	5.18	2.82	29.78	1.11	15.73	82.26	13.59	84.39	15.73	0.28	2.00	31.46
KRNY	Kearny Fin Cp MHC of NJ (25.0)	16.71	13.46	0.28	1.65	1.29	0.23	1.38	NA	NA	0.72	NM	128.37	21.45	165.54	NM	0.20	2.15	NM
LSBI	LSB Fin. Corp. of Lafayette IN*	9.90	9.90	0.26	2.57	3.39	0.00	0.04	NA	NA	1.76	29.50	74.87	7.41	74.87	NM	0.00	0.00	0.00
LPSB	LaPorte Bancrp MHC of IN (45.0)	12.06	10.37	0.72	6.24	7.99	0.52	4.47	1.55	54.53	1.31	12.51	74.80	9.02	88.70	17.47	0.16	1.73	21.62
LSBK	Lake Shore Bnp MHC of NY (38.8)	13.02	13.02	0.76	6.08	6.30	0.82	6.56	0.62	43.05	0.49	15.87	92.17	12.00	92.17	14.71	0.28	2.80	44.44
LABC	Louisiana Bancorp, Inc. of LA*	18.24	18.24	0.65	3.55	3.98	0.53	2.88	0.60	90.95	0.85	25.16	89.54	16.33	89.54	30.96	0.00	0.00	0.00
MSBF	MSB Fin Corp MHC of NJ (40.3)	11.63	11.63	0.20	1.75	2.59	0.20	1.75	7.72	10.71	1.17	38.64	67.54	7.86	67.54	38.64	0.12	2.22	NM
MGYR	Magyar Bancorp MHC of NJ (44.7)	8.58	8.58	0.00	0.00	0.00	-0.10	-1.18	8.81	8.30	1.04	NM	53.97	4.63	53.97	NM	0.00	0.00	NM
MLVF	Malvern Fed Bncp MHC PA (44.5)	9.50	9.50	0.12	1.30	1.63	0.05	0.60	3.80	32.59	1.70	NM	78.90	7.49	78.90	NM	0.12	1.50	NM
MFLR	Mayflower Bancorp, Inc. of MA*	8.70	8.70	0.49	5.62	5.62	0.31	3.62	NA	NA	0.90	17.80	98.96	8.61	98.96	27.63	0.24	2.29	40.68
EBSB	Meridian Fn Serv MHC MA (40.8)	11.04	10.44	0.55	4.93	3.73	0.29	2.62	2.98	23.29	0.99	26.80	129.49	14.30	137.92	NM	0.00	0.00	0.00
CASH	Meta Financial Group of IA*	5.47	5.36	1.10	17.62	21.71	0.73	11.72	1.13	26.46	1.46	4.61	75.15	4.11	76.75	6.93	0.52	2.54	11.69
NASB	NASB Fin, Inc. of Grandview MO*	13.13	12.95	1.34	11.11	13.07	-0.39	-3.21	10.23	30.18	3.68	7.65	81.20	10.66	82.44	NM	0.90	5.57	42.65
NECB	NE Comm Bncrp MHC of NY (43.2)	21.17	20.89	0.38	1.65	2.42	0.38	1.65	6.61	21.15	1.97	NM	68.16	14.43	69.30	NM	0.12	2.08	NM
NHTB	NH Thrift Bancshares of NH*	8.10	5.49	0.66	6.69	9.39	0.36	3.63	1.58	52.05	1.20	10.65	82.70	6.70	125.45	19.64	0.52	4.14	44.07
NVSL	Naugatuck Valley Fin Crp of CT*	14.27	14.27	0.19	1.47	2.09	0.00	0.00	4.81	26.21	1.57	NM	65.61	9.36	65.61	NM	0.12	1.57	NM
NFSB	Newport Bancorp, Inc. of RI*	11.17	11.17	0.34	3.01	3.26	0.34	3.01	0.76	103.40	1.03	30.68	90.66	10.12	90.66	30.68	0.00	0.00	0.00
NFBK	Northfield Bcp MHC of NY (41.8)	16.10	15.53	0.72	4.29	3.10	0.83	4.90	2.81	40.06	2.60	32.24	141.78	22.83	147.98	28.21	0.24	1.77	57.14
NWBI	Northwest Bancshares Inc of PA*	14.40	12.52	0.78	5.21	5.45	0.78	5.21	2.38	37.91	1.30	18.34	98.57	14.20	115.89	18.34	0.48	4.09	NM
OBAF	OBA Financial Serv. Inc of MD*	19.35	19.35	0.08	0.37	0.47	0.08	0.37	2.99	22.76	0.94	NM	82.92	16.04	82.92	NM	0.00	0.00	0.00
OSHC	Ocean Shore Holding Co. of NJ*	10.53	9.99	0.55	5.01	6.02	0.62	5.71	NA	NA	0.54	16.63	81.76	8.61	86.74	14.60	0.24	2.01	33.33
OCFC	OceanFirst Fin. Corp of NJ*	9.75	9.75	0.93	9.88	7.94	0.85	9.01	2.62	30.76	1.16	12.59	120.99	11.80	120.99	13.80	0.48	3.34	42.11
OFED	Oconee Fed Fn Cp MHC SC (35.0)	21.80	21.80	1.00	4.63	4.92	0.98	4.55	0.91	23.89	0.32	20.34	92.74	20.21	92.74	20.69	0.40	3.33	67.80
OABC	OmniAmerican Bancorp Inc of TX*	14.68	14.68	0.32	2.12	1.92	0.23	1.51	2.36	23.94	1.07	NM	110.32	16.20	110.32	NM	0.00	0.00	0.00
ONFC	Oneida Financial Corp. of NY*	12.70	9.48	0.95	7.25	9.38	0.86	6.55	0.79	55.32	1.04	10.66	77.06	9.79	107.02	11.80	0.48	4.84	51.61
ORIT	Oritanl Financial Corp of NJ*	19.30	19.30	1.17	5.37	4.80	1.20	5.53	0.89	124.25	1.56	20.82	124.11	23.96	124.11	20.22	0.60	4.30	NM
PSBH	PSB Hldgs Inc MHC of CT (42.9)	10.60	9.15	0.17	1.69	2.70	0.60	6.04	3.00	21.88	1.20	37.08	60.71	6.43	71.43	10.35	0.16	3.60	NM
PVFC	PVF Capital Corp. of Solon OH*	8.67	8.67	-0.61	-6.83	-10.50	-1.71	-19.06	5.70	36.79	2.92	NM	66.06	5.72	66.06	NM	0.00	0.00	NM
PBHC	Pathfinder BC MHC of NY (36.3)	5.30	4.51	0.44	5.27	8.00	0.30	3.66	1.35	66.69	1.35	12.50	95.04	5.03	112.50	18.00	0.12	1.33	16.67
PEOP	Peoples Fed Bancshrs Inc of MA*	20.32	20.32	0.50	2.35	2.43	0.48	2.29	1.61	39.35	0.84	NM	98.59	20.04	98.59	NM	0.00	0.00	0.00
PBCT	Peoples United Financial of CT*	18.63	11.74	0.77	3.93	4.86	0.82	4.21	2.36	27.88	0.89	20.57	81.38	15.16	140.02	19.24	0.64	5.36	NM
PBSK	Poage Bankshares, Inc. of KY*	18.73	18.73	0.57	3.44	4.39	0.44	2.66	0.85	56.61	0.86	22.77	68.12	12.76	68.12	29.44	0.16	1.33	30.19
PROV	Provident Fin. Holdings of CA*	10.88	10.87	0.82	7.93	9.24	-0.55	-5.31	4.06	46.39	2.35	10.82	82.98	9.03	83.04	NM	0.16	1.48	16.00
PBNY	Provident NY Bncrp, Inc. of NY*	13.69	9.02	0.42	2.99	4.29	0.27	1.93	2.05	42.28	1.54	23.32	68.36	9.36	109.38	36.05	0.24	3.03	70.59
PBIP	Prudantial Bncp MHC PA (25.4)	11.67	11.67	0.52	4.57	4.89	0.56	4.92	2.96	20.62	1.26	20.46	90.78	10.59	90.78	19.00	0.00	0.00	0.00
PULB	Pulaski Fin Cp of St. Louis MO*	6.90	6.62	0.47	5.17	7.97	0.19	2.05	5.03	27.56	1.56	12.55	86.15	5.94	90.10	31.65	0.38	5.22	65.52
RIVR	River Valley Bancorp of IN*	6.96	6.94	0.30	3.64	4.87	0.14	1.66	4.42	17.78	1.25	20.53	87.30	6.07	87.53	NM	0.84	5.18	NM
RVSB	Riverview Bancorp, Inc. of WA*	8.82	6.01	-3.65	-32.19	NM	-3.65	-32.19	7.26	25.44	2.91	NM	41.67	3.68	63.06	NM	0.00	0.00	NM
RCKB	Rockville Fin New, Inc. of CT*	17.66	17.61	0.67	3.64	3.77	0.69	3.73	0.89	102.61	1.09	26.50	97.98	17.30	98.32	25.88	0.36	3.23	NM
ROMA	Roma Fin Corp MHC of NJ (25.5)	11.47	11.38	0.35	3.07	2.73	0.32	2.79	NA	NA	0.64	36.59	112.27	12.88	113.22	NM	0.32	3.98	NM
SIFI	SI Financial Group, Inc. of CT*	13.51	13.20	0.28	2.03	2.22	0.14	1.06	1.68	32.85	0.84	NM	90.59	12.24	93.06	NM	0.12	1.06	48.00
SPBC	SP Bancorp, Inc. of Plano, TX*	12.06	12.06	0.37	3.04	4.55	-0.14	-1.10	3.39	22.03	0.93	21.98	66.44	8.01	66.44	NM	0.00	0.00	0.00
SVBI	Severn Bancorp, Inc. of MD*	8.72	8.69	-0.05	-0.48	-1.86	-0.12	-1.05	12.47	22.97	3.65	NM	34.49	3.01	34.62	NM	0.00	0.00	NM
STND	Standard Financial Corp. of PA*	17.56	15.81	0.73	4.12	5.61	0.71	3.99	1.15	82.30	1.44	17.82	72.45	12.72	82.19	18.41	0.18	1.07	19.15
SIBC	State Investors Bancorp of LA*	19.48	19.48	0.42	2.80	2.92	0.69	4.58	1.97	32.41	0.90	34.22	74.08	14.43	74.08	20.88	0.00	0.00	0.00
THRD	TF Fin. Corp. of Newtown PA*	11.32	10.77	0.65	5.84	6.27	0.53	4.77	NA	NA	1.40	15.95	90.94	10.30	96.26	19.53	0.20	0.79	12.66
TFSL	TFS Fin Corp MHC of OH (26.4)	15.96	15.86	0.22	1.39	0.83	0.22	1.39	2.80	31.25	0.99	NM	165.01	26.33	166.15	NM	0.00	0.00	0.00
TBNK	Territorial Bancorp, Inc of HI*	13.92	13.90	0.84	5.96	5.41	0.84	5.96	0.32	30.33	0.21	18.48	110.29	15.35	110.40	18.48	0.44	2.05	37.93
TSBK	Timberland Bancorp, Inc. of WA*	9.68	8.94	-0.05	-0.40	-1.03	-0.17	-1.46	7.54	21.89	2.24	NM	47.55	4.60	51.87	NM	0.00	0.00	NM
TRST	TrustCo Bank Corp NY of NY*	7.87	7.87	0.83	11.18	7.02	0.81	10.88	1.25	88.47	1.92	14.24	143.21	11.27	143.21	14.64	0.26	4.93	70.27
UCBA	United Comm Bncp MHC IN (40.7)	11.00	10.39	0.51	4.45	5.37	0.31	2.73	6.08	18.02	1.90	18.61	81.61	8.98	87.03	30.37	0.44	7.63	NM
UCFC	United Community Fin. of OH*	9.31	9.29	0.05	0.53	1.46	-0.27	-3.03	8.55	19.77	2.51	NM	35.47	3.30	35.53	NM	0.00	0.00	0.00
UBNK	United Financial Bncrp of MA*	13.69	13.24	0.71	5.09	4.86	0.70	5.02	0.67	102.75	0.99	20.58	104.53	14.31	108.63	20.86	0.36	2.36	48.65
WSB	WSB Holdings, Inc. of Bowie MD*	14.40	14.40	0.33	2.39	5.61	0.00	0.00	9.39	16.94	1.82	17.81	42.04	6.05	42.04	NM	0.00	0.00	0.00
WSFS	WSFS Financial Corp. of DE*	7.95	7.22	0.53	5.75	6.74	0.43	4.66	2.09	61.60	2.00	14.83	95.37	7.58	105.87	18.29	0.48	1.27	18.90
WVFC	WVS Financial Corp. of PA*	9.78	9.78	0.64	5.51	10.10	0.67	5.79	0.60	29.79	0.99	9.90	52.99	5.18	52.99	9.41	0.16	2.07	20.51

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of May 25, 2012

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div. /	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
WAFD	Washington Federal, Inc. of WA*	14.18	12.52	0.83	5.98	6.21	0.79	5.70	NA	NA	1.77	16.11	93.89	13.32	108.41	16.92	0.32	1.91	30.77
WSBF	Waterstone Fin MHC of WI (26.2)	9.93	9.90	-0.22	-2.21	-3.01	-1.99	-20.26	10.22	19.04	2.56	NM	73.89	7.34	74.16	NM	0.00	0.00	NM
WAYN	Wayne Savings Bancshares of OH*	9.68	9.26	0.36	3.73	5.81	0.34	3.51	3.01	31.25	1.94	17.22	64.04	6.20	67.25	18.35	0.24	2.84	48.98
WEBK	Wellesley Bancorp, Inc. of MA*	13.73	13.73	0.21	1.97	1.86	0.21	1.97	2.35	47.72	1.48	NM	80.92	11.11	80.92	NM	0.00	0.00	0.00
WFD	Westfield Fin. Inc. of MA*	18.20	18.18	0.45	2.47	2.94	0.45	2.47	0.30	200.64	1.40	34.05	82.75	15.06	82.85	34.05	0.24	3.36	NM
WBKC	Wolverine Bancorp, Inc. of MI *	22.36	22.36	0.40	1.86	3.00	0.23	1.09	4.46	48.14	2.50	33.33	61.42	13.73	61.42	NM	0.00	0.00	0.00

EXHIBIT 2

Core Earnings Analysis

RP® Financial, LC.

Exhibit 2
Core Earnings Analysis
Comparable Institution Analysis
For the 12 Months Ended March 31, 2012

					Less:	Estimated
		Net Income	Less: Net	Tax Effect	Extraordinary	Core Income		Estimated
Comparable Group		to Common	Gains(Loss)	@ 34%	Items	to Common	Shares	Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)

CZWI	Citizens Commercial Bancorp Inc. of WI	$4	$168	($57)	$0	$115	5,133	$0.02
FCAP	First Capital, Inc. of IN	$4,008	($779)	$265	$0	$3,494	2,786	$1.25
FCLF	First Clover Leaf Financial Corp. of IL	$1,912	($1,248)	$424	$0	$1,088	7,687	$0.14
FFNM	First Federal of N. Michigan of Ml	$1,183	($392)	$133	$0	$924	2,884	$0.32
FSFG	First Savings Financial Group of IN	$3,633	($50)	$17	$0	$3,600	2,286	$1.57
JXSB	Jacksonville Bancorp Inc. of IL	$3,466	($869)	$295	$0	$2,892	1,921	$1.51
LSBI	LSB Financial Corp. of Lafayette IN	$929	($1,376)	$468	$0	$21	1,556	$0.01
RIVR	River Valley Bancorp of IN	$1,199	($982)	$334	$0	$551	1,514	$0.36
WAYN	Wayne Savings Bancshares of OH	$1,486	($148)	$50	$0	$1,388	3,004	$0.46
WBKC	Wolverine Bancorp, Inc. of MI	$1,198	($766)	$260	$0	$692	2,504	$0.28

Source:
SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2012 by RP® Financial, LC.

EXHIBIT 3

Pro Forma Analysis Sheet

Exhibit 3
PRO FORMA ANALYSIS SHEET
Madison County Financial, Inc.
Prices as of May 25, 2012

					Peer Group				All Publicly Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	9.32	x	18.73	x	17.22	x	18.84	x	17.75	x
Price-core earnings ratio (x)		P/Core	10.17	x	13.78	x	11.48	x	19.53	x	18.35	x
Price-book ratio (%)	=	P/B	55.71%		70.67%		65.29%		79.31%		80.44%
Price-tangible book ratio (%)	=	P/TB	57.11%		75.09%		72.52%		85.86%		82.89%
Price-assets ratio (%)	=	P/A	12.51%		8.36%		7.47%		9.78%		9.79%

Valuation Parameters

Pre-Conversion Earnings (Y)	$3,733,000	ESOP Stock Purchases (E)	8.00%	(5)
Pre-Conversion Earnings (CY)	$3,443,000	Cost of ESOP Borrowings (S)	0.00%	(4)
Pre-Conversion Book Value (B)	$31,251,000	ESOP Amortization (T)	25.00	years
Pre-Conv. Tang. Book Val. (TB)	$29,826,000	RRP Amount (M)	4.00%
Pre-Conversion Assets (A)	$232,635,000	RRP Vesting (N)	5.00	years (5)
Reinvestment Rate (2)(R)	1.04%	Foundation (F)	0.00%
Est. Conversion Expenses (3)(X)	4.70%	Tax Benefit (Z)	0
Tax Rate (TAX)	38.50%	Percentage Sold (PCT)	100.00%
Shares Tax	$0	Option (O1)	10.00%	(6)
		Estimated Option Value (O2)	33.40%	(6)
		Option vesting (O3)	5.00	(6)
		Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$32,500,000
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$32,500,000
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$32,500,000
		1 -P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$32,500,000
		1 -P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$32,500,000
		1 - P/A * PCT * (1-X-E-M-F)

Conclusion	Shares Issued To the Public	Price Per Share	Gross Offering Proceeds	Shares Issued To Foundation	Total Shares Issued	Aggregate Market Value of Shares Issued
Supermaximum	4,298,125	10.00	$42,981,250	0	4,298,125	$42,981,250
Maximum	3,737,500	10.00	37,375,000	0	3,737,500	37,375,000
Midpoint	3,250,000	10.00	32,500,000	0	3,250,000	32,500,000
Minimum	2,762,500	10.00	27,625,000	0	2,762,500	27,625,000

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Net return reflects a reinvestment rate of 1.04 percent and a tax rate of 34.0 percent.
(3)	Offering expenses shown at estimated midpoint value.
(4)	No cost is applicable since holding company will fund the ESOP loan.
(5)	ESOP and MRP amortize over 25years and 5 years, respectively; amortization expenses tax effected at 34.0 percent.
(6)
10 percent option plan with an estimated Black-Scholes valuation of 33.40 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 34.0 percent.

EXHIBIT 4

Pro Forma Effect of Conversion Proceeds

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Madison County Financial, Inc.
At the Minimum

1.	Pro Forma Market Capitalization				$27,625,000
	Less: Foundation Shares				-
2.	Offering Proceeds				$27,625,000
	Less: Estimated Offering Expenses				1,472,938
	Net Conversion Proceeds				$26,152,062

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$26,152,062
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				3,315,000
	Net Proceeds Reinvested				$22,837,062
	Estimated net incremental rate of return				0.64%
	Reinvestment Income				$146,066
	Less: Shares/Franchise Tax				0
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				54,366
	Less: Amortization of Options (4)				166,774
	Less: Recognition Plan Vesting (5)				135,915
	Net Earnings Impact				($210,989)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended March 31, 2012 (reported)		$3,733,000	($210,989)	$3,522,011
	12 Months ended March 31, 2012 (core)		$3,443,000	($210,989)	$3,232,011

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	March 31, 2012	$31,251,000	$22,837,062	$0	$54,088,062
	March 31, 2012 (Tangible)	$29,826,000	$22,837,062	$0	$52,663,062

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	March 31, 2012	$232,635,000	$22,837,062	$0	$255,472,062

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 25 years, amortization expense is tax-effected at a 34.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Madison County Financial, Inc.
At the Midpoint

1.	Pro Forma Market Capitalization				$32,500,000
	Less: Foundation Shares				-
2.	Offering Proceeds				$32,500,000
	Less: Estimated Offering Expenses				1,529,000
	Net Conversion Proceeds				$30,971,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$30,971,000
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				3,900,000
	Net Proceeds Reinvested				$27,071,000
	Estimated net incremental rate of return				0.64%
	Reinvestment Income				$173,146
	Less: Shares/Franchise Tax				0
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				63,960
	Less: Amortization of Options (4)				196,204
	Less: Recognition Plan Vesting (5)				159,900
	Net Earnings Impact				($246,918)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended March 31, 2012 (reported)		$3,733,000	($246,918)	$3,486,082
	12 Months ended March 31, 2012 (core)		$3,443,000	($246,918)	$3,196,082

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	March 31, 2012	$31,251,000	$27,071,000	$0	$58,322,000
	March 31, 2012 (Tangible)	$29,826,000	$27,071,000	$0	$56,897,000

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	March 31, 2012	$232,635,000	$27,071,000	$0	$259,706,000

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 25 years, amortization expense is tax-effected at a 34.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Madison County Financial, Inc.
At the Maximum Value

1.	Pro Forma Market Capitalization				$37,375,000
	Less: Foundation Shares				-
2.	Offering Proceeds				$37,375,000
	Less: Estimated Offering Expenses				1,585,063
	Net Conversion Proceeds				$35,789,937

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$35,789,937
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				4,485,000
	Net Proceeds Reinvested				$31,304,937
	Estimated net incremental rate of return				0.64%
	Reinvestment Income				$200,226
	Less: Shares/Franchise Tax				0
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				73,554
	Less: Amortization of Options (4)				225,635
	Less: Recognition Plan Vesting (5)				183,885
	Net Earnings Impact				($282,847)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended March 31, 2012 (reported)		$3,733,000	($282,847)	$3,450,153
	12 Months ended March 31, 2012 (core)		$3,443,000	($282,847)	$3,160,153

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	March 31, 2012	$31,251,000	$31,304,937	$0	$62,555,937
	March 31, 2012 (Tangible)	$29,826,000	$31,304,937	$0	$61,130,937

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	March 31, 2012	$232,635,000	$31,304,937	$0	$263,939,937

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 25 years, amortization expense is tax-effected at a 34.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Madison County Financial, Inc.
At the Supermaximum Value

1.	Pro Forma Market Capitalization				$42,981,250
	Less: Foundation Shares				-
2.	Offering Proceeds				$42,981,250
	Less: Estimated Offering Expenses				1,649,534
	Net Conversion Proceeds				$41,331,716

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds				$41,331,716
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				5,157,750
	Net Proceeds Reinvested				$36,173,966
	Estimated net incremental rate of return				0.64%
	Reinvestment Income				$231,369
	Less: Shares/Franchise Tax				0
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				84,587
	Less: Amortization of Options (4)				259,480
	Less: Recognition Plan Vesting (5)				211,468
	Net Earnings Impact				($324,166)

4.	Pro Forma Earnings		Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended March 31, 2012 (reported)		$3,733,000	($324,166)	$3,408,834
	12 Months ended March 31, 2012 (core)		$3,443,000	($324,166)	$3,118,834

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	March 31, 2012	$31,251,000	$36,173,966	$0	$67,424,966
	March 31, 2012 (Tangible)	$29,826,000	$36,173,966	$0	$65,999,966

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	March 31, 2012	$232,635,000	$36,173,966	$0	$268,808,966

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 25 years, amortization expense is tax-effected at a 34.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 34.0 percent.

EXHIBIT 5

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial, LC. (“RP Financial”) provides financial and management consulting, merger advisory and valuation services to the financial services companies, including banks, thrifts, credit unions, insurance companies, mortgage companies and others. We offer a broad array of services, high quality and prompt service, hands-on involvement by our senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff has extensive consulting, valuation, financial advisory and industry backgrounds.

STRATEGIC PLANNING SERVICES

RP Financial’s strategic planning services, for established or de novo banking companies, provide effective feasible plans with quantifiable results to enhance shareholder value, achieve regulatory approval or realize other objectives. We conduct situation analyses; establish mission/vision statements, develope strategic goals and objectives; and identify strategies to enhance value, address capital, increase earnings, manage risk and tackle operational or organizational matters. Our proprietary financial simulation models facilitate the evaluation of the feasibility, impact and merit of alternative financial strategies.

MERGER ADVISORY SERVICES

RP Financial’s merger advisory services include targeting buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring deal terms, preparing merger business plans and financial simulations, rendering fairness opinions, preparing fair valuation analyses and supporting post-merger strategies. RP Financial is also expert in de novo charters, shelf charters and failed bank deals with loss sharing or other assistance. Through financial simulations, valuation proficiency and regulatory familiarity, RP Financial’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP Financial’s extensive valuation practice includes mergers, thrift stock conversions, insurance company demutualizations, merger valuation and goodwill impairment, ESOPs, going private, secondary offerings and other purposes. We are highly experienced in performing appraisals conforming with regulatory guidelines and appraisal standards. RP Financial is the nation’s leading valuation firm for thrift stock conversions, with offerings ranging up to $4 billion.

MANAGEMENT STUDIES

RP Financial provides effective organizational planning, and we are often engaged to prepare independent management studies required for regulatory enforcement actions. We evaluate Board, management and staffing needs, assess existing talent and capabilities and make strategic recommendations for new positions, replacement, succession and other organizational matters.

ENTERPRISE RISK ASSESSMENT SERVICES

RP Financial provides effective enterprise risk assessment consulting services to assist our clients in evaluating the degree to which they have properly identified, understood, measured, monitored and controlled enterprise risk as part of a deliberate risk/reward strategy and to help them implement strategies to mitigate risk, enhance performance, ensure effective reporting and compliance with laws and regulations and avoid potential future damage to their reputation and associated consequences and to mitigate residual risk and unanticipated losses.

OTHER CONSULTING SERVICES

RP Financial provides other consulting services including evaluating regulatory changes, development diversification and branching strategies, conducting feasibility studies and other research, and preparing management studies in response to regulatory enforcement actions. We assist clients with CRA plans and revising policies and procedures. Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (31)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (27)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Director (23)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (28)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (25)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (24)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (21)	(703) 647-6552	tbiddle@rpfinancial.com
Janice Hollar, Senior Vice President (29)	(703) 647-6554	jhollar@rpfinancial.com
Carla H. Pollard, Senior Vice President (22)	(703) 647-6556	cpollard@rpfinancial.com

RP Financial, LC. 1100 North Glebe Road, Suite 600 Arlington, VA 22201	1	Phone: (703) 528-1700 Fax: (703) 528-1788 www.rpfinancial.com